As filed with the Securities and Exchange Commission on July 18, 2006

                                                     Registration No. 333-131825
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           Florida                    Cargo Connection
(State or Other Jurisdiction of    Logistics Holdings, Inc.       65-0510294
         Incorporation              (Name of Registrant       (I.R.S. Employer
        or Organization)               in Our Charter)       Identification No.)


         600 Bayview Avenue                                  Jesse Dobrinsky
       Inwood, New York 11096                               600 Bayview Avenue
           (516) 239-7000                                 Inwood, New York 11096
        Fax: (516) 239-2508             4700                  (516) 239-7000

      (Address and telephone      (Primary Standard         (Name, address and
       number of Principal    Industrial Classification     telephone number of
      Executive Offices and          Code Number)            agent for service)
       Principal Place of
            Business)
                                   Copies to:

          Clayton E. Parker, Esq.                  Ronald S. Haligman, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP        Kirkpatrick & Lockhart
 201 S. Biscayne Boulevard, Suite 2000              Nicholson Graham LLP
          Miami, Florida 33131                    201 S. Biscayne Boulevard,
       Telephone: (305) 539-3300                         Suite 2000
       Telecopier: (305) 358-7095                    Miami, Florida 33131
                                                  Telephone: (305) 539-3300
                                                  Telecopier: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                            Proposed Maximum      Proposed Maximum            Amount
Title Of Each Class                       Amount             Offering Price           Aggregate          Of Registration
Of Securities To Be Registered       To Be Registered         Per Share(1)         Offering Price             Fee(3)
------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001       4,002,000,000(2)            $0.0034          $13,606,800.00             $1,601.52
per share
------------------------------------------------------------------------------------------------------------------------
TOTAL                                4,002,000,000(2)            $0.0034          $13,606,800.00             $1,601.52
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 4,000,000,000 shares are being registered under convertible debentures and 2,000,000 shares are being registered underlying warrants.

(3)   Registration fee has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                                      Subject to completion, dated July 18, 2006


                    CARGO CONNECTION LOGISTICS HOLDINGS, INC.
                      4,002,000,000 shares of Common Stock

         This Prospectus relates to the sale of up to 4,002,000,000 shares of Cargo Connection Logistics Holdings, Inc. ("Cargo Connections" or the "Company") common stock by Montgomery Equity Partners, Ltd. Please refer to "Selling Stockholder" beginning on page 9. Cargo Connection is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Cargo Connection did, however, receive proceeds from the sale of secured convertible debentures. All costs associated with this registration will be borne by Cargo Connection.


         The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On July 13, 2006, the last reported sale price of our common stock was $.0146 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "CRGO." These prices will fluctuate based on the demand for the shares of common stock.


         The selling stockholder is Montgomery Equity Partners, Ltd., who intends to sell up to 4,002,000,000 shares of common stock, of which 4,000,000,000 shares are underlying secured convertible debentures and 2,000,000 shares are underlying a warrant.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         These securities are speculative and involve a high degree of risk.

         Please refer to "Risk Factors" beginning on page 3.

         The information in this Prospectus is not complete and may be changed. This selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer these securities in any state where the offer or sale is not permitted.

         No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholder will be placed in escrow, trust or any similar account.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is ________, 2006.

                                TABLE OF CONTENTS


   PROSPECTUS SUMMARY..........................................................1
   THE OFFERING................................................................2
   RISK FACTORS................................................................3
   FORWARD-LOOKING STATEMENTS..................................................8
   SELLING STOCKHOLDER.........................................................9
   USE OF PROCEEDS............................................................10
   PLAN OF DISTRIBUTION.......................................................10
   MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................11
   DESCRIPTION OF BUSINESS....................................................19
   MANAGEMENT.................................................................22
   PRINCIPAL STOCKHOLDERS.....................................................27
   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
       COMMON EQUITY AND OTHER STOCKHOLDER MATTERS............................29
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................29
   DESCRIPTION OF CAPITAL STOCK...............................................31
   EXPERTS....................................................................34
   LEGAL MATTERS..............................................................34
   AVAILABLE INFORMATION......................................................34
   FINANCIAL STATEMENTS......................................................F-i
   PART II..................................................................II-1

                               PROSPECTUS SUMMARY

         The following is only a summary of the information, financial statements and the notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

                                   Our Company

         On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) became a public entity operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services via the complementary services these companies offer to its customers.

         Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. are providers of logistics solutions for global partners through its network of branch locations and independent agents in North America. We are predominately a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some company equipment, dedicated owner operators and through our relationships with transportation companies. We select and hire the transportation services to manage our customers' needs through approved contract carriers. A core competency is specializing in time-definite transportation which offers our customers expedited, dedicated and exclusive use vehicles. Exclusive use services require pinpoint and time sensitive coordination for those customers that require it.

         Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. also provide a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations. These operations can provide pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States and recovery of goods damaged in transit. "Our variable cost business model allows us to be flexible and adapt to changing economic and industry conditions. We also keep our personnel and other operating expenses as variable as possible. We believe that our decentralized branch network is a major competitive advantage which allows our customers to better use available capacity from Ocean and Air Carriers. Our network of offices supports our core strategy of serving customers locally nationally and globally. The services provided are specifically designed to enhance and to support the customer's supply chain logistics needs through operational excellence and value-added services. This is accomplished through innovative solutions taking into account the specific diversified markets of our customers. This is very important facet in logistics because it is so dynamic and market-driven based upon available capacity. Both companies are dedicated to providing our customers with premium services that can be customized to meet the individual needs of our customers and are flexible enough to cope with an ever-changing business environment. With these two organizations operating in tandem, in addition to the functions that we are already providing, we are expanding into new markets.

                                    About Us

         Our principal executive offices are located at 600 Bayview Avenue, Inwood, New York 11096. Our telephone number is (516) 239-7000 and fax number is
(516) 239-0411.

                                  THE OFFERING


         This offering relates to the sale of common stock by one selling stockholder, Montgomery Equity Partners, Ltd., who intends to sell up to 4,000,000,000 shares of common stock underlying secured convertible debentures and 2,000,000 shares of common stock underlying a warrant.


         There is an inverse relationship between our stock price and the number of shares to be issued under the secured convertible debentures that we previously issued to Montgomery Equity Partners, Ltd. That is, as our stock price declines, we would be required to issue a greater number of shares under the secured convertible debentures. This inverse relationship is demonstrated by the following tables, which show the number of shares to be issued under the secured convertible debentures at a recent market price of $0.0111 per share and 25%, 50% and 75% discounts to the recent price.

Potential Shares To Be Issued To Montgomery Equity Partners, Ltd.


     Market Price:                             $0.0111          $0.0083          $0.0055           $0.0027
     Purchase Price:                           $0.0083          $0.0062          $0.0041           $0.0020
     No. of Shares(1):                     283,132,530      379,032,258      573,170,732     1,175,000,000
     No. of Shares Outstanding(2):       1,125,036,271    1,220,935,999    1,415,074,473     2,016,903,741
     Percent Outstanding(3):                    25.17%           31.04%           40.51%            58.26%


(1) Represents the number of shares of common stock registered in the accompanying registration statement, which could be issued to Montgomery Equity Partners, Ltd. under the secured convertible debentures at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Montgomery Equity Partners, Ltd. under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

Common Stock Offered         4,002,000,000 shares by selling stockholder

Offering Price               Market price


Common Stock Outstanding     841,903,741 shares as of July 13, 2006
Before the Offering


Use of Proceeds              We will not receive any proceeds of the
                             shares offered by the selling
                             stockholder. The proceeds we received
                             from the sale of the secured convertible debentures to Montgomery Equity
                             Partners, Ltd. was used for general
                             working capital purposes. See "Use of
                             Proceeds."

Risk Factors                 The securities offered hereby involve a
                             high degree of risk and immediate
                             substantial dilution. See "Risk Factors" and "Dilution."

Over-the-Counter Bulletin
Board Symbol                 CRGO

                                  RISK FACTORS

         We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

                          Risks Related To Our Business

There Is Substantial Doubt About Our Ability To Continue As A Going Concern


         During the years ended December 31, 2005 and 2004, Cargo Connection incurred a net loss of $4,527,363 and $852,362, respectively. In addition, as of December 31, 2005, our total current liabilities exceeded our total current assets by $5,470,916. During the three months ended March 31, 2006, Cargo Connection incurred a net loss of $3,191,580. In addition, as of March 31, 2006, our total current liabilities exceeded our total current assets by $7,770,673. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Cargo Connection's attainment of profitable operations is dependent upon obtaining adequate debt and equity financing and achieving a level of revenue adequate to support our cost structure. Management plans to raise additional equity capital and continue to develop its products; however, these plans may not be successful and we may be forced to curtail or cease our business operation.


All Of Our Assets Are Pledged To Secure Certain Debt Obligations, Which We Could Fail To Repay


         Pursuant to secured convertible debentures, dated as of December 30, 2005 and February 13, 2006, collectively, in the principal amount of $2,350,000 issued to Montgomery Equity Partners, Ltd., we were required to secure such secured convertible debentures' repayment with substantially all of Cargo Connection's assets. In the event we are unable to repay the secured convertible debentures, we could lose all of our assets and be forced to cease our operations.


We Will Require Significant Additional Financing To Sustain Our Operations And Without It We Will Not Be Able To Continue Operations

         At December 31, 2005 we had a working capital deficit of approximately $5,470,916. At March 31, 2006, we had a working capital deficit of approximately $7,770,673. The Report of our Independent Registered Public Accounting Firm for the year ended December 31, 2005, includes an explanatory paragraph to their audit opinion stating that our losses from operations and working capital deficiency raise substantial doubt about our ability to continue as a going concern. For the years ended December 31, 2005 and 2004, we had a net loss of $4,527,363 and $852,362, respectively. We currently do not have sufficient financial resources to fund our operations. Therefore, we need substantial additional funds to continue these operations and pay certain existing obligations. Should the financing we require to sustain our working capital needs be unavailable, or prohibitively expensive when we require it, we would be forced to curtail or cease our business operations.


Existing Stockholders will Experience Significant Dilution from Issuance of Shares Pursuant to the Conversion of Our Secured Convertible Debentures Issued to Montgomery Equity Partners, Ltd. and Any Other Equity Financing


         The issuance of shares pursuant to the conversion of our secured convertible debentures issued to Montgomery Equity Partners, Ltd. or any other future equity financing transaction will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue pursuant to the conversion of our secured convertible debentures issued to Montgomery Equity Partners, Ltd. If our stock price is lower, then our existing stockholders would experience greater dilution. We cannot predict the actual number of shares of common stock that will be issued pursuant to the issuance of our secured convertible debentures or any other future equity financing transaction, in part, because the conversion price of the debentures will fluctuate based on prevailing market conditions.

Our Common Stock Is Deemed To Be "Penny Stock," Subject To Special Requirement And Conditions And May Not Be A Suitable Investment

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks:

         o  With a price of less than $5.00 per share;

         o  That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to resell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We Rely On Management And Research Personnel, The Loss Of Whose Services Could Have A Material Adverse Effect Upon Our Business

         We rely principally upon the services of our senior executive management, and certain key employees, the loss of whose services could have a material adverse effect upon our business and prospects. Competition for appropriately qualified personnel is intense. Our ability to attract and retain highly qualified senior management are believed to be an important element of our future success. Our failure to attract and retain such personnel may, among other things, limit the rate at which we can expand operations and achieve profitability. There can be no assurance that we will be able to attract and retain senior management and key employees having competency in those substantive areas deemed important to the successful implementation of our plans, the inability to do so or any difficulties encountered by management in establishing effective working relationships among them may adversely affect our business and prospects. Currently, we do not carry key person life insurance for any of our executive management, or key employees.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly


         Our common stock is currently traded on the Over-the-Counter Bulletin Board. Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock traded in an active public market. The average daily trading volume of our common stock in May and June 2006 was 17,452,750 and 6,402,404 respectively. The high and low bid price of our common stock since May 2005 has been $.031 and $.002, respectively. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.


We May Be Unable To Manage Growth

         Successful implementation of our business strategy requires us to manage our growth. Growth could potentially place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

         o  Establish definitive business strategies, goals and objectives.

         o  Maintain a system of management controls and procedures.

         o Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

         If we fail to manage our growth effectively, our business, financial condition or operating results possibly could be materially harmed and, consequentially, our stock price could decline.

Competition

         The transportation and logistics services industry is highly competitive. The Company competes against other integrated logistics companies and third party carriers offering logistics services. The Company also competes with truck lines for the services of fleet contractors and drivers. Competition is based primarily on freight rates, quality of service, reliability, transit times and scope of operations. Several other logistics companies, third party brokers and numerous carriers have substantially greater financial and other resources and are more established than the Company. Additionally, the Company competes against carriers' internal sales forces and shippers' transportation departments. Many of our competitors have substantially greater financial resources than the Company. The Company also encounters competition from regional and local air freight forwarders and carriers, cargo sales agents and brokers, surface freight forwarders and carriers, and associations of shippers organized for the purpose of consolidating their members' shipments to obtain lower freight rates from carriers. Deregulation has also increased competitive pressures on pricing. The intense competition to which the Company is subject could materially adversely affect the Company's operating margins.

Reliance On Independent Agents

         The Company presently relies in small part upon the services of independent agents to market its transportation services, to act as intermediaries with customers and to provide services on behalf of the Company. Although the Company believes its relationship with its agents is satisfactory, there can be no assurance that the Company will continue to be successful in retaining its agents or that agents who terminate their contracts can be replaced by other equally qualified companies. Because the agents occasionally have the primarily relationship with customers, some customers could be expected to terminate their relationship with the Company if a particular agent were to terminate his or her relationship with the Company.

Characteristics Of The Logistics Industry

         As a participant in the logistics services industry, the Company's business is dependent upon a number of factors including the availability of transportation equipment and warehousing and distribution facilities at cost-effective rates and on reasonable terms and conditions. Such services and facilities are often provided by independent third parties. Shortages of cargo space are most likely to develop in and around the holiday season as well as in those exceptionally heavy transportation lanes. Shortages in available space could also be triggered by economic conditions, transportation strikes, regulatory changes and other factors beyond the control of the Company. The future operating results of the Company could be materially adversely affected by significant shortages of suitable cargo space and associated increases in rates charged by providers of such cargo space. In addition, if the Company were unable to secure sufficient equipment or attract and retain sufficient personnel, drivers and owner-operators to meet is customers' needs, its results of operations could be materially adversely affected. Finally, the Company's operating results would be materially adversely affected if the Company's production would be limited to transportation-based services which are typically lower margin and subject to greater competitive pressures than logistic services.

Vulnerability To Economic Conditions

         The Company's future operating results may be dependent on the economic environments in which it operates. Demand for the Company's services could be materially adversely affected by economic conditions in the industries of the Company's customers. Interest rate fluctuations, economic recession, customer's business cycles, availability of qualified drivers, changes in fuel prices and supply, increases in fuel or energy taxes and the transportation costs of third party carriers are all economic factors over which the Company has little or no control. Increased operating expenses incurred by transportation carriers can be expected to result in higher transportation costs, and the Company's operating margins would be materially adversely affected if it were unable to pass through to its customers the full amount of increased transportation costs. Economic recession or a downturn in customers' business cycles, particularly in industries in which the Company has a large number of customers, could also have a material adverse effect on the Company's operating results due to reduced volume of loads shipped. The Company expects that demand for the Company's services (and, consequently, its results of operations) will continue to be sensitive to domestic economic conditions and other factors beyond its control.

Government Regulation

         The Company's operations are subject to various state, local, federal and foreign regulations that in many instances require permits and licenses. In 1996, responsibility for oversight of motor carriers, brokers and freight forwarders was assumed by the Surface Transportation Board (the "STB") and the Federal Highway Administration (the "FHWA") both of which are part of the Department of Transportation (the "DOT"). The FHWA prescribes qualifications for acting in this capacity, including certain surety bonding requirements. The Company's motor carrier operations are subject to safety regulations of the FHWA related to such matters as hours of service by drivers, equipment inspection and equipment maintenance. The Company is also a common carrier and a contract motor carrier regulated by the STB and various state agencies. The Company is subject to various U.S. environmental laws.

         Any violation of the laws and regulations discussed above could increase claims and/or liability, including claims for uninsured punitive damages. Violations also could subject the Company to fines or, in the event of a serious violation, suspension, revocation or operating authority or criminal penalties. All of these regulatory authorities have broad powers generally governing activities such as authority to engage in motor carrier operations, rates and charges, and certain mergers, consolidations and acquisitions. Although compliance with these regulations has not had a material adverse effect on the Company's operations or financial condition in the past, there can be no assurance that such regulations or changes thereto will not materially adversely impact the Company's operations in the future.

         Certain federal officials have announced that they are considering implementing increased security measures with respect to cargo. There can be no assurance as to what, if any, regulations will be adopted or what, if adopted, their ultimate effect on the Company will be. Failure of the Company to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of the Company's operating authorities.

Pick-Up And Delivery Claims Exposure

         The Company utilizes the services of a significant number of drivers in connection with its local pick-up and delivery operations as well as over-the-road transportation needs. From time to time such drivers are involved in accidents. Although most of these drivers are independent contractors, there can be no assurance that the Company will not be held liable for the actions of such drivers. The Company currently carries, or requires its independent owner-operators to carry, liability insurance in varying amounts, depending on the State and which operations are being conducted, for each such accident. However, there can be no assurance that claims against the Company will not exceed the amount of coverage. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims or workers' compensation claims, or unfavorable resolutions of claims, the Company's operating results and financial condition could be materially adversely affected. In addition, significant increases in insurance costs could reduce the Company's profitability.

There Is A Limited Public Market For Our Common Stock And Our Stockholder May Be Unable To Liquidate Their Shares

         Our common stock is listed on the Over-the-Counter Bulletin Board, and there is a limited volume of sales, thus providing limited liquidity into the market for our shares. As a result of the foregoing, stockholders may be unable to liquidate their shares and could lose their entire investment in our Company.

                         Risks Related To This Offering

Future Sales By Our Stockholder May Adversely Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 841,903,741 shares of common stock outstanding as of July 13, 2006; 626,264,527 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining shares of common stock which will be held by existing Stockholder, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Stockholders Will Experience Significant Dilution From Our Issuance Of Shares Pursuant to the Conversion of Secured Convertible Debentures


         The issuance of shares pursuant to the conversion of our secured convertible debentures will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue pursuant to the conversion of these debentures. If our stock price is lower, then our existing stockholders would experience greater dilution.

Pursuant To The Terms Of Our Secured Convertible Debentures Montgomery Equity Partners, Ltd. Can Convert Into Shares Of Common Stock Less Than The Then-Prevailing Market Price Of Our Common Stock

         The common stock to be issued pursuant to the terms of our secured convertible debentures will be issued at the lesser of (i) $0.0025 per share or
(ii) 75% of the lowest closing bid price of our common stock for a ten (10) trading day period. Based on this discount, Montgomery Equity Partners, Ltd. will have an incentive to sell immediately to realize the gain on the discount. These discounted issuances could cause the price of our common stock to decline, based on increased selling of Cargo Connection's common stock.

The Selling Stockholder Intends To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline


         The selling stockholder intends to sell in the public market up to 4,002,000,000 shares of common stock being registered in this offering. That means that up to 4,002,000,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of the Company and those stockholders who are significant stockholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.


The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

Risks Associated With Forward-Looking Statements

         This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to make acquisitions on a timely basis, that we will retain the acquiree's customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

         Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" in this Prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                               SELLING STOCKHOLDER


         The following table presents information regarding the selling stockholder. The selling stockholder is an entity that has provided financing to Cargo Connection. A description of the selling stockholder's relationship to Cargo Connection and how it acquired the shares to be sold in this offering is detailed in the information immediately following this table.



                                                                   Percentage of                             Percentage of
                                                                    Outstanding                               Outstanding
                                                                       Shares                                    Shares
                                                                    Beneficially             Shares           Beneficially
                                           Shares Beneficially      Owned Before       to be Sold in the      Owned After
Selling Stockholder                       Owned Before Offering     Offering(1)             Offering            Offering
-------------------                       ---------------------     -----------             --------            --------
Montgomery Equity Partners, Ltd.              41,253,283(2)              4.9%           4,002,000,000(3)            0%
                                              ----------                 ---              -------------            --
Total                                         41,253,283                 4.9%           4,002,000,000               0%
                                              ==========                 ===            =============              ==



(1) Applicable percentage of ownership is based on 841,903,741 shares of common stock outstanding as of July 13, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of July 13, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of 41,253,283 shares of common stock that may be received upon conversion of secured convertible debentures that are exercisable within 60 days of July 13, 2006. However, the terms of the debentures provide that in no event shall Montgomery Equity Partners, Ltd. be entitled to convert the debentures for a number of shares which, upon giving effect to the exercise, would cause the aggregate number of shares beneficially owned by Montgomery Equity Partners, Ltd. and its affiliates to exceed 4.99% of the outstanding shares of Cargo Connection following such conversion.


(3) Includes up to 4,000,000,000 shares of common stock that could be acquired by Montgomery Equity Partners, Ltd. pursuant to the conversion of secured convertible debentures and 2,000,000 shares of common stock that could be acquired by Montgomery Equity Partners, Ltd. pursuant to the exercise of a warrant.


         The following information contains a description of each selling stockholder's relationship to Cargo Connection and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholder have held a position or office, or had any other material relationship, with Cargo Connection, except as follows:


Shares Acquired In Financing Transactions With Cargo Connection

      There are certain risks related to sales by Montgomery Equity Partners, Ltd., including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Montgomery Equity Partners, Ltd. including is issued shares, the greater chance that Montgomery Equity Partners, Ltd. gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Montgomery Equity Partners, Ltd. sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Montgomery Equity Partners, Ltd. to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Montgomery Equity Partners, Ltd. sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.

Montgomery Equity Partners, LP


         On December 30, 2005, the Company completed a financing agreement for $2,350,000 with Montgomery Equity Partners, Ltd. pursuant to which the Company issued secured convertible debentures. Under the terms of the agreement, at Closing, the Company received the initial traunch of the funding in the amount of $1,750,000 and the balance of $600,000 was funded on February 13, 2006, two
(2) days prior to the filing of a registration statement with the Securities and Exchange Commission. The Company issued to Montgomery Equity Partners, Ltd., a secured convertible debenture in the amount of $1,750,000 with a 10% interest rate and a maturity date of December 28, 2007. The debentures are secured by substantially all of the Company's assets pursuant to a Security Agreement, dated December 30, 2005. The debentures are convertible into shares of common stock of the Company at the lesser of (a) $0.0025 or (b) seventy-five percent (75%) of the lowest closing bid price of the common stock, as quoted by Bloomberg, LP, of the ten (10) trading days immediately preceding the conversion date. The conversion price may be adjusted pursuant to the other terms of the debenture. The Company simultaneously issued to Montgomery five year warrants to purchase 2,000,000 shares of the Company's common stock which are exercisable at an exercise price of $0.001. If the Company should default under this agreement, the full principal amount of the debenture, together with interest and other amounts owing may become immediately due and payable.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by a certain selling stockholder. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive the proceeds from the sale of secured convertible debentures to Montgomery Equity Partners, Ltd. which were used for general working capital purposes.

                              PLAN OF DISTRIBUTION

         The selling stockholder has advised us that the sale or distribution of our common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effects such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Cargo Connection expects the selling stockholder to pay these expenses. We have agreed to indemnify Montgomery Equity Partners, Ltd. and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,600, printing expenses of $2,500, accounting fees of $20,000, legal fees of $50,000 and miscellaneous expenses of $10,900. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder. We did, however, receive proceeds from the sale of secured convertible debentures to Montgomery Equity Partners, Ltd.

         The selling stockholder is subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and its regulations, including, Regulation M. Under Registration M, the selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while the selling stockholder is distributing shares covered by this prospectus. Pursuant to the requirements of Item 512 of Regulation S-B and as stated in Part II of this Registration Statement, the Company must file a post-effective amendment to the accompanying Registration Statement once informed of a material change from the information set forth with respect to the Plan of Distribution.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

General

         On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) began operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, primarily through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services. Effective May 23, 2005, the name Championlyte Holdings, Inc. was changed to Cargo Connection Logistics Holding, Inc. (the "Company") to better reflect the new nature and focus of the entity and its operations. Cargo Connection Logistics Holding, Inc. and all of its subsidiaries are collectively referred to as the "Company".

         The Company is a provider of logistics solutions for global partners through its network of branch locations and independent agents in North America. It operates as predominately as a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some company equipment, dedicated owner operators and through our relationships with transportation companies.

         The Company also provides a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations which enhance and support our customer's supply chain logistics needs. Some of the services provided are pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States and storage.

         Although our gross revenues are up, as well as our profit after operating expenses for the first three months ended March 31, 2006, in order to maintain the operating gross profit growth over last year, management believes that it will still have to steer through conditions of which are outside of its control such as energy costs, in terms of fuel for the transportation related equipment and the energy required to operate its facilities. The year ahead will be one of growth for the Company. Cargo Connection's transportation operation shows a twenty-six (26 %) percent increase in gross revenue compared to last year during the same time period. We note that this portion of the Company's operations will continue to increase as a percentage over last year. It continues to increase its customer base and become less reliant on a few key customers. The warehouse services operation will need to generate sales and cultivate new customers for its services in order for the Company to fully achieve major growth.

         To better align the business operations of the Company and to continue to gain brand name recognition, management has changed the name of its Mid-Coast Management, Inc. subsidiary. Effective March 14, 2006, this subsidiary became known as Cargo Connection Logistics - International, Inc. Its focus is on the International opportunities the Company is looking to cultivate. This will include the work that is being performed by David Quach, current President of Cargo Connection Logistics - International, in China and the Pacific Rim to expand upon business opportunities out of Asia. This subsidiary will also be looking into other international business, beginning with the countries in Central and South America.

         On the Domestic portion of the operation, the Company is expanding the operations for Cargo Connection Logistics Corp. It will ultimately become responsible for all of the domestic transportation operations and will also include the domestic warehouse and value added services beginning in the third quarter of 2006. The Company will undergo a transition period during the second quarter to prepare for this realignment of operations. As a beginning to the expansion of business at New York's JFK area facility, the Company has been named as the General Order warehouse by United States Customs. This will be added to Cargo Connection Logistics Corp.'s designation as a Bonded facility and Container Freight Station.

         Both subsidiaries will be involved with the joint ventures that the Company has entered into to help secure the expansion and growth opportunities. The joint venture with American River International, Ltd. allows for the needed licenses and certifications necessary to do business overseas. The joint venture with Aviation Services Group allows for the different multi-modal logistics options necessary to serve our customers' needs.

Results Of Operations

         Three Months Ended March 31, 2006 Compared to Three Months Ended March 31, 2005

         Revenues from operations for the three months ended March 31, 2006 were $3,640,020 compared with $3,405,764 for the three months ended March 31, 2005.

         The increase in revenue was specifically due to the transportation and trucking related business opportunities from the Cargo Connection Logistics Corp. subsidiary. The operations under the Mid-Coast Management, Inc. subsidiary continued to fall flat.

         In specific, if we look at each subsidiary independently, revenues generated from the operations of Cargo Connection Logistics Corp. for the three months ended March 31, 2006, were $3,639,865 compared with $2,878,619 for the three months ended March 31, 2005. The majority of the revenue was generated from trucking operations. This represents an increase of $761,246 or a twenty-six percent (26%) in gross revenue over the same three month time period. This increase in transportation revenue was due to (a) an increase in core service offerings associated with client acceptance of those offerings, (b) further expansion of the Atlanta-Miami (southern route), which includes Charlotte, Raleigh-Durham and Greensboro service areas, and (c) various expansion into related business lines and additional contract based freight relationships. The Company has continued to expand it customer base and not be as reliant on a few key customers as it had in 2005.

         Conversely, revenues generated from the operations of Mid-Coast Management, Inc. for the three months ended March 31, 2006 were $155 compared with $527,145 for the three months ended March 31, 2005. This reflects a decrease in gross revenue of $526,990 or one hundred (100%) over the same time period for the previous year. The reason for the decrease is due to a change in the business relationship with a major customer. Under its prior relationship, Mid-Coast was restricted in obtaining new customers in certain markets whereas a result of this change caused a loss of revenues. The business opportunities for this division remain in the international markets.

         In comparing the operating costs for the first quarter (three months ended March 31, 2006) to the first quarter of 2005 (three months ended March 31,
2005) we show direct operating expenses of $2,503,106 versus $2,358,349 for those quarters, respectively. The direct operating expenses were higher by approximately $145,000 for the three months. However, as a percentage of revenue, the expenses as a percentage remained the same and equated to sixty-nine percent (69%) of the revenue in each year.

         Selling, general and administrative expenses were $2,204,991 for the three months ended March 31, 2006 compared with $1,440,793 for the three months ended March 31, 2005. The $764,725 increase in selling, general and administrative expenses as a percentage of revenue is primarily the result of increased consulting and professional fees associated with the public entity. In addition, we increased our allowance for bad debt by $250,000 for potential uncollectible accounts receivable. Interest and financing expense amounted to $846,788 for the three months ended March 31, 2006 as compared to $84,103 for the three months ended March 31, 2005. This $762,685 increase is primarily due to the associated interest for the note conversions on the Company as well as the interest related to the operating subsidiaries decreased by approximately $11,500.

         The net result of these efforts was an increase in loss from operations before other income (expense) of $3,191,580 for the three months ended March 31, 2006 compared to a net loss of $422,142 for the three months ended March 31, 2005. Of the $3,191,580 loss from operations, $2,528,395 relates to the public entity and $663,185 from the subsidiaries.


         The net effect is a net loss for the three months ended March 31, 2006 of $3,191,580 compared to a net loss of $422,142 for the three months ended March 31, 2005. The increase in the net loss of $2,769,438 is primarily due to an increase in administrative costs of $2,381,290 related to derivative liability costs along with an increase of approximately $762,685 in financing expenses , an increase in direct operating expenses of $144,757 and an increase in revenue of $234,256 from operations.

         Year Ended December 31, 2005 As Compared to Year Ended December 31,
2004

         Revenues from operations for the year ended December 31, 2005, were $14,661,851 compared with $18,343,972 for the year ended December 31, 2004. The approximate $4,000,000 decrease in revenue was specifically due to the change in our Container Freight Station operations run through the Mid-Coast Management subsidiary. Due to our customer's change in business models, the services offered by the Company were brought in house by the customer, resulting in a reduction in revenue.


         Revenues generated from operations from our transportation services for the year ended December 31, 2005 were $13,372,129 compared with $13,031,875 for the year ended December 31, 2004. This represents a 2.6% increase in gross revenue over the same time period. While revenue was relatively flat, the $340,000 increase in total transportation revenue was due to (a) an increase in core service offering and client acceptance of those offerings, (b) expansion of the Atlanta-Miami (southern route) lanes to include Charlotte, Raleigh-Durham and Greensboro service areas, and (c) various expansion into related business lines and contract based freight relationships. The Company looked to replace the business of a key customer, ACI, who filed for bankruptcy in December, 2004. It has managed to replace that business along with that of another major customer in 2004 with other business customers in 2005.


         Conversely, revenues generated from our warehouse services operations for the year ended December 31, 2005, were $1,289,722 compared with $5,471,679 for the year ended December 31, 2004, for the Container Freight Operations and its associated activities. This reflects a decrease in gross revenue of $4,181,957 over the same time period for the previous year. The reason for the decrease is due to a change in the business relationship with a major customer. Under its prior relationship, our Mid-Coast subsidiary in specific, was restricted in obtaining new customers in certain markets whereas a result of this change caused a loss of revenues. Mid-Coast presently is approved to look for new customers in those markets. Due to seasonality, Mid-Coast expects to regain a portion of the lost revenues.

         The gross profit for year ended December 31, 2005 was $4,146,042 versus $6,681,942 for the same time period ending December 31, 2004. The major reason for the decrease in gross profit is due to the major decrease in the revenue stream from the warehouse services operations.

         Selling, general and administrative expenses increased to $7,849,716 for the year ended December 31, 2005, from $7,602,536 for the year ended December 31, 2004. The $247,180 increase in selling, general and administrative expenses is primarily the result of increased consulting and professional fees for the Company of approximately $800,000 offset by a decrease in SG&A expenses in the operating subsidiaries of approximately $540,000 mostly due to reductions in our warehouse services operations along with an increase in transportation sales personnel.


         The net result of these efforts was an increase in loss from operations before other income (expense) of $3,703,674 for the year ended December 31, 2005, compared to a loss from operations of $920,594 for the year ended December 31, 2004.

         Interest and financing expense amounted to $1,364,939 for the year ended December 31, 2005 versus $213,009 for the year ended December 31, 2004. This $1,151,930 increase is primarily due to the associated interest and financing costs for note conversions and an increase due to the debt payback of funds advanced through Cargo Connection's factor for a customer which was determined to be uncollectible by the factor upon the customer's bankruptcy filing in December of 2004.

         The above effect produced a net loss for year ended December 31, 2005, of $4,527,363 compared to a net loss of $852,362 for the year ended December 31, 2004. The increase in the net loss of $3,675,001 is primarily due to an increase in administrative costs of $262,146 along with an increase of approximately $1,364,939 in financing expenses (see above), a decrease in direct operating revenue of approximately $3,682,000 which is due to the decrease in revenue that was not being generated by the Mid-Coast operation due to the change in business.


Liquidity And Capital Resources


         The Company incurred a net loss in the year ended December 31, 2005 of $4,527,363 and through March 31, 2006 of $3,191,580 and has a working capital deficiency. The Company has devoted substantially all of its efforts to increasing revenues, achieving profitability, and obtaining long-term financing and raising equity. The Company is devising strategies to increase revenue streams along with lower associated costs. However, the Company has maintained its liquidity through obtaining funds from the $2,350,000 secured debenture.

         Management is seeking various types of additional funding such as issuance of additional common or preferred stock, additional lines of credit, or issuance of subordinated debentures or other forms of debt will be pursued. The funding should alleviate the Company's working capital deficiency and increase profitability. However, it is not possible to predict the success of management's efforts to achieve profitability. Also, there can be no assurance that additional funding will be available when needed or, if available, that its terms will be favorable or acceptable. If the additional financing or arrangements cannot be obtained, the Company would be materially and adversely affected and there would be substantial doubt about the Company's ability to continue as a going concern.

         The Company's audited consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. Management is seeking to raise additional capital and to renegotiate certain liabilities in order to alleviate the working capital deficiency.


         Our available cash at March 31, 2006 was $185,078. In addition there is an additional $251,437 in escrowed funds being held by Cargo Connection's factor that is used to assist in the payment of transportation costs and there is an additional $76,323 in escrowed funds being held on the Company's behalf by its attorney to assist in the pay down of its financial instruments.

         The Company has received funds from unrelated third parties in the amount of $480,000 during the three months ended March 31, 2006. These funds were given to the Company on a short-term basis to assist in working capital. No formal repayment terms have been worked out.


         The Company, during the quarter ended March 31, 2006, has restructured approximately $270,000 of its outstanding debt and continues to look to retire some of the existing debt currently outstanding and to negotiate better terms on these instruments. These additional enhancements will require additional financing for the Company.

Contractual Cash Commitments

                  The following table summarizes the Company's contractual cash commitments at March 31, 2006:



                                               Less than
Contractual Obligations            Total        1 year       1-3 years     4-5 years   After 5 years
                                -----------   -----------   -----------   -----------   -----------
Rent payments                   $12,094,759   $ 1,627,862   $ 3,250,504   $ 2,790,474   $ 4,425,919
Capital lease payments               40,795        29,182        11,613            --            --
Operating lease payments            520,469       112,713       230,524       177,232            --
Debt payments on notes              141,080        96,665        44,415            --            --
                                -----------   -----------   -----------   -----------   -----------
Total Contractual obligations   $12,797,103   $ 1,866,422   $ 3,537,056   $ 2,967,706   $ 4,425,919
                                ===========   ===========   ===========   ===========   ===========


Future Outlook


         The Company continues to take steps to improve upon stockholder value. All the actions and steps taken are in the pursuit of accomplishing this goal. The Company's core focus is the Transportation and Logistics Industry and those ancillary businesses and needs that it complements. The first entry into this industry was through the acquisition on Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. These companies give the Company a solid base in becoming a partner of the logistics community. The initial acquisitions of Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. gave the Company a solid base in becoming a partner of the logistics community.

         Cargo Connection Logistics Corp. is capable of being the Domestic transportation partner for those International companies who require assistance throughout the United States. In addition, the transportation network that is currently in place allows for the movement of goods throughout the United States, Canada and Mexico on behalf of its customers. It has the facilities to assist companies with their freight by either holding the freight in their bonded facilities or possibly sorting freight for the client while the goods are clearing customs in its Customs approved Container Freight Stations.


         As of June, 2006, Cargo Connection Logistics Corp. has the designation of a General Order warehouse at JFK international airport to add to its list of services. In addition to the above, Cargo Connection Logistics Corp. operates line-haul service throughout the United States. It runs scheduled less-than-truckload service up and down the east coast and into the mid-west. It also offers truck-load and exclusive use vehicle service to anywhere in the United States. In June, 2006, the Company will be expanding its local pickup and delivery service around New York's JFK International Airport.


         Mid-Coast Management, Inc., now known as Cargo Connection Logistics - International, Inc., will become the international division of our Company. It will seek out opportunities abroad, cultivate those opportunities and turn them into revenue streams through the implementation of our services that can be offered within the logistics industry either by the Company directly or through its joint venture partnerships (see below). Most recently, the Chairman of Cargo Connection Logistics Holding, Inc., and the President of Cargo Connection Logistics - International, Inc., visited the Pacific Rim to explore the potential for the Company to open offices and add personnel and establish a foothold in countries overseas.

         The Company will continue to look in other areas to become involved in that will complement the needs of the industry, either by adding additional services, helping to form entities that have specific attributes or through acquisitions.

         One of these entities that we are partnering in is Independent Transportation Group (ITG). ITG has the ability to attract independent contractors and other carriers to perform work on behalf of Cargo Connection Logistics and Mid-Coast. The primary goal of the new division is to assist the Company in increasing the size and scope of its driver fleet, while offering agents comprehensive packages for medical insurance, profit sharing plans, as well as other benefits.

         Another entity we are working together with to promote business opportunities is American River International, Ltd. American River is able to provide Cargo Connection with the required licenses and certifications to do business outside the U.S. to new customers we are pursuing in the China/Pacific Rim.

         The Company also has a joint venture agreement with Aviation Services Group. Aviation Services Group allows the Company to service its customers from overseas with different multi-modal logistics options necessary to serve their particular circumstances and needs.

Critical Accounting Policies


         We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis or Plan of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the Notes to the Consolidated Financial Statements. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Certain estimates and assumptions required to be made relate to matters that are inherently uncertain as they pertain to future events. While management believes that the estimates and assumptions used were the most appropriate, actual results could differ significantly from those estimates under different assumptions and conditions.


         The following is a description of those accounting policies believed by management to require subjective and complex judgments which could potentially affect reported results.

Revenue Recognition and Accounts Receivable

         The Company recognizes all revenues based upon delivery of the goods at their final destination for transportation. The warehouse services operations recognize revenue upon the completion of services. Costs related to such revenue are included in direct operating expenses.

         Accounts receivable are recorded at the outstanding amounts net of the allowance for doubtful accounts. Estimates are used in determining our allowance for doubtful accounts based on the inability of our customers to make required payments, historical collections experience, current economic trends and a percentage of our accounts receivable by aging category. We review available customer account and financial information, including public filings and credit reports, current trends, credit policy, and accounts receivable aging and may also consult legal counsel when appropriate. We also look at the credit quality of our customer base as well as changes in our credit policies. We continuously monitor collections and payments from our customers. When it is deemed probable that an account of a specific customer will become uncollectible, that account balance will be included in the reserve calculation. While credit losses have historically been within expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that we have in the past. Our net income is directly affected by management's estimate of the collectibility of accounts receivable.

Long-Lived Assets

         On a periodic basis, management assesses whether there are any indicators that the value of its long-lived assets may be impaired. An asset's value is considered impaired only if management's estimate of current and projected operating cash flows (undiscounted and without interest charges) of the asset over its remaining useful life is less than the net carrying value of the asset.

         Such cash flow projections consider factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other factors. To the extent impairment has occurred, the carrying amount of the asset would be written down to an amount to reflect the fair value of the asset.

         We are required to make subjective assessments as to whether there are impairments in the value of our long-lived assets and other investments. Our net income is directly affected by management's estimate of impairments.

Deferred Income Taxes

         Determining the consolidated provision for income tax expense, income tax liabilities and deferred tax assets and liabilities involves judgment. We record a valuation allowance to reduce our deferred tax assets to the amount of future tax benefit that is more likely than not to be realized. We have considered future taxable income and prudent and feasible tax planning strategies in determining the need for a valuation allowance. A valuation allowance is maintained by the Company due to the impact of the current year's net operating loss (NOL). In the event that we determine that we would not be able to realize all or part of our net deferred tax assets, an adjustment to the deferred tax assets would be charged to net income in the period such determination is made.

         Likewise, if we later determine that it is more likely than not that the net deferred tax assets would be realized, and then the previously provided valuation allowance would be reversed. Our current valuation allowance relates predominately to benefits derived from the utilization of our NOL's.

Derivatives Instruments


         The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and the warrants, and has recorded the conversion feature as a liability in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and related interpretations. The conversion feature and certain other features that are considered embedded derivative instruments, such as a variable interest rate feature, a conversion reset provision and redemption option, have been recorded at their fair value within the terms of SFAS No. 133 as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Statement of Operations. The Company has also recorded the resulting discount on debt related to the warrants and conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

         In connection with the sale of debt or equity instruments, the Company may sell options or warrants to purchase our common stock. In certain circumstances, these options or warrants may be classified as derivative liabilities, rather than as equity. Additionally, the debt or equity instruments may contain embedded derivative instruments, such as variable conversion options, which in certain circumstances may be required to be bifurcated from the host instrument and accounted for separately as a derivative instrument liability.

         The identification of, and accounting for, derivative instruments is complex. Derivative instrument liabilities are re-valued at the end of each reporting period, with changes in fair value of the derivative liability recorded as charges or credits to income in the period in which the changes occur. For options, warrants and bifurcated conversion options that are accounted for as derivative instrument liabilities, we determine the fair value of these instruments using the Black-Sholes option pricing model, binomial stock price probability trees, or other valuation techniques, sometimes with the assistance of a certified valuation expert. These models require assumptions related to the remaining term of the instruments and risk-free rates of return, our current common stock price and expected dividend yield, and the expected volatility of our common stock price based on not only the history of our stock price but also the experience of other entities considered comparable to us. The identification of, and accounting for, derivative instruments and the assumptions used to value them can significantly affect our financial statements.

Stock Based Transactions

         We have concluded various transactions where we paid the consideration in shares of our common stock. These transactions include:

         o Acquiring the services of various professionals who provided us with a range of corporate consultancy services, strategic planning, development of business plans, investor presentations and advise and assistance with investments funding;

         o  Settlement of our indebtedness; and

         o Providing incentives to attract retain and motivate employees who are important to our success.

         When our stock is used in transactions, the transactions are generally valued using the price of the shares being transferred at the time the shares are issued for the services provided. If the value of the asset or services being acquired is available and believed to fairly represent its market value, the transaction is valued using the value of the asset or service being provided.

Recently Issued Accounting Pronouncements


         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123(R)"). SFAS No. 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows." Generally, the fair value approach in SFAS No. 123(R) is similar to the fair value approach described in SFAS No. 123. In 2005, the Company used the Black-Scholes-Merton formula to estimate the fair value of stock options granted to employees. The Company adopted SFAS No. 123(R), using the modified-prospective method, beginning January 1, 2006. Based on the terms of the plans, the Company did not have a cumulative effect related to its plans. The Company also elected to continue to estimate the fair value of stock options using the Black-Scholes-Merton formula. In the first quarter of 2006, the adoption of SFAS No. 123(R) did not have a material impact on the first quarter stock-based compensation expense. Further, we believe the adoption of SFAS No. 123(R) will not have a material impact on the Company's future stock-based compensation expense. During the Quarter ended March 31, 2006, there were no stock options granted.

         In February 2006, the FASB issued SFAS No. 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This Statement:

         a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

         b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

         c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

         d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

         e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

         This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our consolidated financial statements.

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("FAS 156"), which amends SFAS No. 140. FAS 156 provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption being permitted. We believe that the adoption of this statement will not have a material effect on our consolidated financial condition or consolidated results of operations.

                             DESCRIPTION OF BUSINESS

Our Business

         We were incorporated as Meridian Holdings, Inc. ("Meridian") in Florida in August 1994 for the purpose of merging, as the surviving entity, with a then public "shell" entity, MHI Telecommunications, Inc. ("MHI Telecom"). MHI Telecom was a Delaware corporation that had sold shares to the public pursuant to a Regulation A exemption from registration during 1969 under its original corporate name of Pilgrim Mills, Inc. From 1985 through August 1994, MHI Telecom had not actively been engaged in any business operations.


         In August 1994, the stockholders of MHI Telecom and Meridian approved a merger of MHI Telecom into Meridian and a simultaneous 1 for 40 reverse stock split of Meridian's outstanding shares. At the same time, the stockholders also authorized Meridian to raise working capital through appropriate financing, and to acquire an operating business or otherwise engage in, or conduct, active business operations. Through the end of 1998, Meridian did not engage in any fundraising, other than the issuance of shares to certain stockholders in exchange for services and the advancement of minimal funds on behalf of Meridian.


         On December 3, 1999, Meridian changed its name to Meridian USA Holdings, Inc. On October 1, 2001, we changed our name to ChampionLyte Products, Inc. and on March 7, 2003, we changed our name to Championlyte Holdings, Inc.

         In December 2002, a 67% ownership interest in Old Fashioned Syrup Company, Inc. ("Old Fashioned") was relinquished as part of a foreclosure action on a $15,000 advance made to us in November 2002. As a consequence of losing control of such business, we recorded Old Fashioned as a discontinued business. In July 2003, we entered into a Settlement Agreement that returned the 67% ownership interest in Old Fashioned to us, which became effective August 20, 2003, for $135,000. The acquisition was accounted for under the purchase method of accounting.

         On March 18, 2003, we amended our Articles of Incorporation to change the authorized stock structure such that the common stock authorized was increased from 40,000,000 to 200,000,000 shares, and our preferred stock authorized from 100,000 shares to 2,000,000 shares.

         On March 25, 2003, we created a subsidiary, Championlyte Beverages, Inc., to engage in the production and sale of the Championlyte products. On March 17, 2004, we created a subsidiary, Be-Lyte Foods, Inc., to engage in the production and sale of low carbohydrate snacks.

         On April 27, 2005, we amended our Articles of Incorporation to change the authorized stock structure such that the common stock authorized was increased from 200,000,000 to 750,000,000 shares.

         On May 12, 2005, Championlyte Holdings, Inc. purchased all of the outstanding shares of Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. for a total of seventy percent (70%) of the issued and outstanding shares of common stock of Championlyte Holdings, Inc. pursuant to a Stock Purchase Agreement and Share Exchange among Championlyte Holdings, Inc., a Florida corporation, Cargo Connection Logistics Corp., a Delaware corporation and Mid-Coast Management, Inc., an Illinois corporation. As additional consideration, Championlyte Holdings, Inc. will issue shares of preferred stock to Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., which are convertible into common stock of Cargo Connection Logistics Holding, Inc. twelve
(12) months from the closing date of the this transaction so that Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. will own eighty percent (80%) of the outstanding shares of Championlyte Holdings, Inc.

         On May 23, 2005, Championlyte Holdings, Inc. changed its name to Cargo Connection Logistics Holding, Inc.

         On November 8, 2005, we amended our Articles of Incorporation to change the authorized stock structure such that the common stock authorized was increased from 750,000,000 to 1,500,000,000 shares.

         On February 14, 2006, we amended our Articles of Incorporation to change the authorized stock structure such that the common stock authorized was increased from 1,500,000,000 to 5,000,000,000 shares.

Product Overview

         On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) began operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services via the complementary services these companies offer to its customers.

         Cargo Connection Logistics Corp. is a provider of logistics solutions for global partners through its network of branch locations and independent agents in North America. We are predominately a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some company equipment, dedicated owner operators and through our relationships with transportation companies. We select and hire the transportation services to manage our customers' needs through approved contract carriers. A core competency is specializing in time-definite transportation which offers our customers expedited, dedicated and exclusive use vehicles.

         Exclusive use services require pinpoint and time sensitive coordination for those customers that require it. Our management estimates the expedited market in the United States will be in excess of 2 billion dollars per years, growing as manufacturers shift even more to just-in-time inventories and leaner supply chains. We believe our footprint within the expedited transportation services niche and our complete understanding of the supply chain will give us opportunities to expand at a substantial rate for the foreseeable future.

         In addition to the expedited business that we are currently in, Cargo Connection Logistics Corp., in 2006, will be extending its operating authority and insurance to smaller companies that have their own customers along with their own base of operations. This sector of the business is referred to within the industry as "agents." Agents typically have an office from which they operate and control between two million and five million dollars worth of business.

         Cargo Connection Logistics Corp., through its systems, would provide these agents with insurance, authority and back office functionality to assist them in operating their business. Typically, an agent will pay the company between 15 and 21 percent of the gross revenue depending upon the particular customer base, their credit worthiness and the support that the customers will require from the company. This portion of the business generally will add trucks to our fleet.

         However, these trucks must meet all of the standards that the company uses as a benchmark from its safety department. We would expect the revenue from each agent to be between 5 and 7 percent net revenue to the company.

         Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. provide a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations. The services provided are specifically designed to enhance and to support the customer's supply chain logistics needs through operational excellence and value-added services. This is accomplished through innovative solutions taking into account the specific diversified markets of our customers. Some of the value-added services that can be provided are pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States and recovery of goods damaged in transit. Our variable cost business model allows us to be flexible and adapt to changing economic and industry conditions. We also keep our personnel and other operating expenses as variable as possible. We believe that our decentralized branch network is a major competitive advantage which allows our customers to better use available capacity from Ocean and Air Carriers. Our network of offices located in Atlanta, GA; Bensenville, IL; Charlotte, NC; Columbus, OH; Inwood, NY; Pittsburgh, PA; and San Jose, CA support our core strategy of serving customers locally nationally and globally. The services provided are specifically designed to enhance and to support the customer's supply chain logistics needs through operational excellence and value-added services. This is accomplished through innovative solutions taking into account the specific diversified markets of our customers. This is very important facet in logistics because it is so dynamic and market-driven based upon available capacity.

         We are dedicated to providing our customers with premium services that can be customized to meet the individual needs of our customers and are flexible enough to cope with an ever-changing business environment. With these organizations, we are able to target a gross profit of 15% of gross revenue. In addition to the functions that we are already providing, we are expanding into new markets.

Competition

         Our competition is from companies like Forward Air and EGL Airfreight. While we currently look more like Forward Air then EGL Airfreight, we are moving toward the EGL Airfreight model. We are working on negotiating joint ventures that could provide the Company with additional licenses to provide us with the capabilities to provide our customers with a full service solution to their supply chain needs. While we compete with Forward Air on our Expedited L-T-L service that we provide from our facilities that go airport to airport, we also use many outside vendors and independent contractors to control the number of assets the company needs to maintain.

         In addition, our warehouse operations have integration into our transportation system which allow complete tracking of cargo from arrival into the United States through the United States Customs clearance process. Once the cargo has cleared customs the directions for distribution can be sent via any mode of communications (EDI, E MAIL, FAX or VOICE). These services maybe provided by Cargo Connection or a third party that the customer has chosen. The integration of the transportation and warehouse systems provide our customers with complete visibility to their goods through the entire import process.


         Once we begin our overseas operations, which we expect to be during the 3rd quarter of 2006, the visibility of freight will begin once the goods exit the factory, assuming the customer will provide us with visibility to that information. We could provide these services today through the world wide web.


Government Regulation

         Our company operates under the guidance of the Federal Department of Transportation, United States Customs and the TSA. We maintain our United States Customs records at each of the facilities. We have an internal Safety Department that works closely with an outside firm that audits and confirms our records for the DOT and each of the States through which we operate.

Employees


         As of July 13, 2006, we employed 110 full time employees.


Description Of Property

         We currently utilize the following properties:


Inwood, New York (Corporate)       80,000 Total Square Feet, of which       18,400 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse

Atlanta, Georgia                   27,520 Total Square Feet, of which       4,120 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse

Columbus, Ohio                     52,000 Total Square Feet, of which       7,360 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse

Miami, Florida                     36,480 Total Square Feet, of which       5,470 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
Pittsburgh, Pennsylvania           7,500 Total Square Feet

Charlotte, North Carolina          60,000 Total Square Feet

Bensenville, Illinois              92,000 Total Square Feet, of which       20,000 sq. ft. is utilized for office
                                                                            space and the remainder is warehouse
San Jose, California               20,000 Total Square Feet


Legal Proceedings


         The Company is party to various legal proceedings generally incidental to its business. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the consolidated financial statements of the Company.

                                   MANAGEMENT

Officers And Directors


         The following table sets forth the names, ages, and titles of each of our directors and executive officers as of July 13, 2006.


Name                            Age      Director/Position
Jesse Dobrinsky                 50       President, Principal Executive Officer and Chairman of the Board of
                                         Directors; President, Cargo Connection Logistics Corp. our subsidiary; CEO,
                                         Mid-Coast Management, Inc. our subsidiary.

Scott Goodman                   46       Principal Financial Officer, Chief Operating Officer, Secretary and
                                         Director; Executive Vice President, Treasurer and Secretary, Cargo
                                         Connection Logistics Corp. our subsidiary; Treasurer and Secretary,
                                         Mid-Coast Management, Inc. our subsidiary.

John L. Udell                   50       Vice President; Vice President and Assistant Secretary, Cargo Connection
                                         Logistics Corp. our subsidiary; Vice President and Assistant Secretary,
                                         Mid-Coast Management, Inc. our subsidiary.


         All Directors of the Company will hold office until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified. None of our Directors currently receive any form of cash compensation for their participation on the Company's Board of Directors.

         The officers of the Company are appointed by the Board of Directors at the first meeting after each annual meeting of the Company's stockholders, and hold office until their death, or until they shall resign or have been removed.


         No individual on our Board of Directors possesses all of the attributes of an audit committee financial expert and no one on our Board of Directors is deemed to be an audit committee financial expert. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

Biographical Information


         Jesse Dobrinsky, President, Chief Executive Officer and Director. Jesse was educated in New York and has been an entrepreneur all of his life. Jesse worked his way through college as an assistant pharmacist and an assistant manager for Edison Brothers Shoes. In mid-1978 he opened a retail stereo shop called Sounds Incredible and grew the business until sales volume was in excess of one (1) million dollars annualized and sold the business. In 1981, Jesse entered into a family restaurant business and spent the next year building up the business.

         In 1982, Jesse opened a trucking sales agency called Coast Dispatch, Inc. Its focus was on selling westbound freight from the Northeastern portion of the United States. As business grew, customers began to inquire about trucks to haul freight throughout the country and in response to the demand, Coast Dispatch, Inc. in early 1983 became an irregular route common carrier. Over the next twelve years Coast Dispatch, Inc. grew to over forty (40) company trucks and ten (10) million dollars in sales and at that time, Jesse sold his interest in the company to the remaining stockholders.

         Landstar Inway approached Jesse to open an Air-Freight Division in 1995 for the Landstar Group. The division, Cargo Connection Logistics, grew from less then three million dollars in sales in 1996 to over five million dollars in sales in 1997. In late 1997, Cargo Connection Logistics left the Landstar family and became a non-owned division of ARL, where it did in excess of eight million dollars in sales in 1998. In 1999, sales volumes exceeded twelve million dollars and Cargo Connection Logistics became the largest non-owned division of ARL.

         Today, Jesse is the President and CEO of Cargo Connection Logistics Holding, Inc. and the Company had sales revenue in excess of fourteen million dollars in 2005.


         Scott Goodman, Chief Financial Officer, Chief Operating Officer, Secretary and Director. Scott holds a Bachelor of Science Degree in Business Administration with a major in accounting from Northeastern University. He also obtained his MBA from Adelphi University with majors in International Business and Corporate Finance.


         Scott began his career with Norman Goldstein Associates where his primary duties were as Controller for NGA and as Director of Operations for its subsidiary company, E & N Plastics, an importer of product from the Philippines. In 1983, Scott joined M. Blumenthal Graphics, a New York City printing house, as Controller and later as Director of Operations.

         In 1988, Scott went to work for Lafayette Precision Products as their Controller and Director of Purchasing. Scott was responsible for overseeing and managing the installation and implementation of a new computer system. In addition, he was very involved with developing new procedures for purchasing, inventory control and financial reporting. When Reichel & Drews bought the company and ultimately moved the operation to their headquarters in Itasca, IL in 1990, Scott went to work for Landes Marketing. At Landes Marketing Scott held dual positions as their Vice President and General Manager. Landes was a leader in the marketing and distribution of silver-plated tabletop and giftware items. His responsibilities included restructuring their financial debt and to reduce costs after heavy losses were sustained by the Landes family. In 1992, when Landes Marketing was being sold, Scott went to work for Ben Forman & Sons where he was responsible for the financial area of the multi-million dollar manufacturing company. He was also responsible for the company's related real-estate ventures.

         In 1995 Scott Goodman went to work for Coast Dispatch, Inc. as its CFO. In 1996, Scott joined Cargo Connection Logistics as Executive Vice President.

         Today, Scott is the CFO and COO of Cargo Connection Logistics Holding, Inc. and the Company had sales revenue in excess of fourteen million dollars in 2005.

         John L. Udell, Vice President. John became the Director of the Finishing Division for AMPCO Printing Company after his return from college at Rochester Institute of Technology. John's responsibility was to make sure that jobs were finished properly and shipped out in a timely manner. As part of the finishing process John was ultimately responsible for the transportation of the finished product. He and Jesse Dobrinsky formed Coast Dispatch, Inc. in 1982 as there was a need for and ultimately an opportunity for a trucking company that could provide expedited service for the printing industry.

         Intrigued by the growth and opportunity at Coast Dispatch, Inc., John decided to make it his full time career over the next 12 years. When Jesse departed from the company in 1996, John became its President and began to lead the company into a rebuilding process. It was his dream to build a regional trucking company that would focus on the New York Tri-State Area. In 1996, after bringing the company through a major overhaul, the investors chose to shut down the company. During that last year John had managed to reduce the debts of Coast Dispatch, Inc. from just over two million dollars to less than fifty thousand dollars. John spent the balance of the year closing Coast Dispatch, Inc. and selling off the assets of the company.

         In mid-1997, John joined Cargo Connection Logistics as its Director of Container Freight Station Operations. In that capacity, John managed the two main CFS operations in New York and Chicago. John also heads up both the Safety & Compliance and Driver Recruitment Departments.


Code Of Ethics

         We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Exchange Act. This Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions, of ours. Such code of ethics is filed as an exhibit to the accompanying registration statement.

Executive Compensation

                           Summary Compensation Table

         The following table shows the compensation paid over the past three fiscal years with respect to the named Executive Officers whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2006:


                                                      Annual Compensation                                  Awards
                                 ---------------------------------------------------------------           ------
           (a)                   (b)              (c)              (d)                  (e)                  (f)
---------------------------      ----          ----------       ---------           ------------           --------
                                                                                    Other Annual       Restricted Stock
Name and Principal Position      Year          Salary ($)       Bonus ($)           Compensation           Award(s)
---------------------------      ----          ----------       ---------           ------------           --------
Jesse Dobrinsky                  2005           125,577             --                    --                  --
President and                    2004           160,462             --                    --                  --
Chief Executive Officer          2003           179,943             --                    --                  --

Scott Goodman                    2005           108,077             --                    --                  --
Chief Financial Officer,         2004           142,904             --                    --                  --
Chief Operating Officer          2003           157,731             --                    --                  --
And Secretary

John L. Udell                    2005            95,192             --                    --                  --
Vice President                   2004           112,804             --                    --                  --
                                 2003           141,288             --                    --                  --


Employment Agreements

         Currently, the Company has not entered into any employment agreements with any of our employees.

Directors

         Our Board of Directors currently consists of 2 seats; however, up to 7 may be elected to serve on the board. Directors serve for a term of one year and stand for election at our annual meeting of Stockholder. Pursuant to our Bylaws, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors.

Committees

         The Company has not established any committees at this time. The Board of Directors intends to set up committees in the 2006 fiscal year.

         Certain Legal Proceedings

         No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance With Section 16(a) Of The Securities Act Of 1934


         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.


         Based on available information, we believe that all filings with respect to Section 16(a) are current. The following table contains information regarding options granted during the year ended December 31, 2005 to Cargo Connection's named executive officers.

                             OPTION/SAR GRANTS TABLE

                                                                            % TOTAL
                                                                         OPTIONS/SAR'S
                                                                          GRANTED TO
                                                  NO. OF SECURITIES    EMPLOYEES IN YEAR
                                                      UNDERLYING             ENDED
                                                    OPTIONS/SAR'S         DECEMBER 31,       EXERCISE OR
                                                       GRANTED                2005           BASE PRICE
NAME                                                     (#)                  (%)           ($ PER SHARE)   EXPIRATION DATE
-------------------------------------------       -----------------     -----------------   -------------   ----------------
Jesse Dobrinsky                                           --                   --                 --               --
  President and Chief Executive Officer

Scott Goodman                                             --                   --                 --               --
  Chief Financial Officer, Chief Operating
  Officer and Secretary

John L. Udell                                             --                   --                 --               --
  Vice President

         The following table contains information regarding options exercised in the year ended December 31, 2004, and the number of shares of common stock underlying options held as of December 31, 2005, by Cargo Connection's named executive officers.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED
                                 SHARES                              OPTIONS/SAR'S             IN THE MONEY OPTIONS/SAR'S
                              ACQUIRED ON                              AT FY END                       AT FY END
                                EXERCISE     VALUE REALIZED               (#)                             ($)
                                --------     --------------   ----------------------------    ----------------------------
NAME                              (#)             ($)         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------      --------     --------------   -----------    -------------    -----------    -------------
Jesse Dobrinsky
  President and Chief
  Executive Officer                --              --              --              --              --              --

Scott Goodman
  Chief Financial Officer,
  Chief Operating Officer
  and Secretary                    --              --              --              --              --              --

John L. Udell
  Vice President                   --              --              --              --              --              --

Stock Option Grants In The Past Fiscal Year

         The Company did not issue any stock options during fiscal year 2005.

                             PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management


         The following table sets forth information about the beneficial ownership of our common stock as of July 13, 2006, by (i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors or those nominated to be directors, and executive officers, and (iii) all of our directors and executive officers as a group.



                                       Amount and
                                         Nature         Percentage
Name and Address                     of Beneficial       of Common
of Beneficial Owner                    Ownership         Stock(1)
-------------------                  -------------       ---------
Jesse Dobrinsky (2)(3)
  600 Bayview Avenue
  Inwood, New York 11096               71,879,738            8.54%

John L. Udell (3)
  600 Bayview Avenue
  Inwood, New York 11096               71,879,738            8.54%

Scott Goodman (3)
  600 Bayview Avenue
  Inwood, New York 11096               71,879,738            8.54%
                                      -----------           ------

All officers and directors            215,639,214           25.62%
                                      ===========           ======


----------

(1) Applicable percentage of ownership is based on 841,903,741 shares of common stock outstanding as of July 13, 2006 together with securities exercisable or convertible into shares of common stock within 60 days of July 13, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 13, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Jesse Dobrinsky has a proxy from Triple Crown Consulting, Inc., which is the holder of 552,500 Series IV Preferred shares outstanding. As such he has the right to vote twenty times the number of shares of common stock that the Series IV Preferred Stock is convertible at such time as a vote is taken.


(3) On May 12, 2005, pursuant to the Stock Purchase Agreement and Share Exchange between the Company, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., these stockholders have an agreement in place that they will be issued shares at the end of twelve months from the date of the Agreement so that these stockholders will own a total of eighty (80%) of the outstanding shares of the Company at such time.

Stock Options

         The following table sets forth information with respect to stock options granted to our named executive officers during fiscal year 2005 that have not been fully amortized:

                        Options/Sar Grants In Fiscal 2005
                               (Individual Grants)

                              Number of                 % of Total
                              Securities           Options/SARs Granted
                              Underlying              to Employees in
Name                     Options/SARs Granted        Fiscal Year 2005        Exercise Price        Expiration Date
----                     --------------------        ----------------        --------------        ---------------
David Goldberg                 100,000                    100,000                  $.03              June 30, 2007

         The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2006 fiscal year end:

         None

                     Series III Convertible Preferred Stock


                           Number of Shares of
                                Series III
                               Convertible                                    Number of Shares of Common
                             Preferred Stock        Percent of Series III       Stock Into Which Series
                               Beneficially         Convertible Preferred      III Convertible Preferred
Name of Stockholder              Owned(1)         Stock Beneficially Owned     Stock are Convertible(2)
-------------------              --------         ------------------------     ------------------------
Advantage Fund I, LLC            165,000                   62.26%                      165,000
Jesse Dobrinsky                   50,000                   18 87%                       50,000
John L. Udell                     50,000                   18.87%                       50,000


(1) Unless otherwise indicated, the persons or entities identified in these tables have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2)   As of December 31, 2005.

                      Series IV Convertible Preferred Stock


                                                                                          Number of Shares of Common
                                Number of Shares of Series      Percent of Series IV      Stock Into Which Series IV
                                 IV Convertible Preferred       Convertible Preferred        Convertible Preferred
Name of Stockholder             Stock Beneficially Owned(1)   Stock Beneficially Owned     Stock are Convertible(2)
-------------------             ---------------------------   ------------------------     ------------------------
Triple Crown Consulting,
Inc.(3)                                  552,500                         100%                      552,500

(1) Unless otherwise indicated, the persons or entities identified in these tables have sole voting and investment power with respect to all shares shown as beneficially held by them, subject to community property laws where applicable.

(2)   As of December 31, 2005

(3)   Benjamin Kaplan is the owner of Triple Crown Consulting, Inc.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         Our common stock began trading on The National Association of Securities Dealers, Inc. Electronic Bulletin Board (the "OTC Bulletin Board) on September 1, 1998 under the name Meridian Holdings, Inc. (MDHG). On December 13, 1999, the Company changed their name to Meridian USA Holdings, Inc. and continued trading on the OTC Bulletin Board under the symbol MUSD. On October 3, 2001, the Company changed their name to ChampionLyte Products, Inc. and continued trading on the OTC Bulletin Board under the symbol CPLY. On April 30, 2003, the Company changed their name to ChampionLyte Holdings, Inc. and continued trading on the OTC Bulletin Board under the symbol CPLY. On May 26, 2005 our ticker symbol was changed to CRGO. The following table represents the closing high and low bid information for our common stock during the last two fiscal years as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The market for our common stock is sporadic.

               2006                 High                   Low
               ----                 ----                   ---

         First Quarter             $ .015               $ .003
         Second Quarter            $ .019               $ .010


               2005                 High                   Low
               ----                 ----                   ---
         First Quarter             $ .057               $ .021
         Second Quarter            $ .035               $ .013
         Third Quarter(1)          $.0263               $.0041
         Fourth Quarter            $.0109               $ .002

               2004                 High                   Low
               ----                 ----                   ---
         First Quarter              $ .21               $  .13
         Second Quarter             $ .23               $  .11
         Third Quarter              $.111               $ .055
         Fourth Quarter             $.075               $ .035

----------
(1) On May 12, 2005, pursuant to a Stock Purchase Agreement and Share Exchange among Cargo Connection Logistics Holding, Inc. f/k/a Championlyte Holdings, Inc., a Florida corporation, Cargo Connection Logistics Corp., a Delaware corporation and Mid-Coast Management, Inc., an Illinois corporation, Cargo Connection Logistics Holding, Inc. purchased all of the outstanding shares of Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. for a total of seventy percent (70%) of the issued and outstanding shares of common stock of Cargo Connection Logistics Holding, Inc. As additional consideration, Cargo Connection Logistics Holding, Inc. also issued shares of preferred stock to Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., which are convertible into common stock of Cargo Connection Logistics Holding, Inc. twelve (12) months from the closing date of the this transaction so that Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. will own eighty percent (80%) of the outstanding shares of Cargo Connection Logistics Holding, Inc. Pursuant to the agreement, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. became wholly-owned subsidiaries of Cargo Connection Logistics Holding, Inc.


         There were approximately 463 holders of common stock as of July 13, 2006. We have not paid any dividends in the past and currently we have no plans to pay dividends in the foreseeable future.


Dividend Policy

         No dividends have ever been declared by the Board of Directors of Cargo Connections on its common stock. At the present time Cargo Connections does not anticipate paying dividends, cash or otherwise, on it's common stock in the foreseeable future. Future dividends will depend on earnings, if any, of Cargo Connections, its financial requirements and other factors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Cargo Connection Logistics Corp. has had transactions with a related party. The transactions were with CDI Management, Inc., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and stockholders of our Company. Mr. Udell is an officer and stockholder of our Company. Mr. Finklestein is a stockholder of our Company. CDI furnished both rental property and equipment leases for Cargo Connection Logistics Corp. The transactions for the past three years were:

Year         Rental Property    Equipment Leases
----         ---------------    ----------------
2003            $85,680              $18,000
2004            $85,680              $14,400
2005            $85,680              $14,400


         Cargo Connection Logistics Corp. has had transactions with a related party. The transactions were with Underwing International, LLC., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and stockholders of our Company. Mr. Udell is an officer and stockholder of our Company. Mr. Finklestein is a stockholder of our Company. Underwing furnished equipment leases for Cargo Connection Logistics Corp. The transactions for the past three years were:


Year                 Equipment Leases
----                 ----------------
2003                    $4,800
2004                    $4,800
2005                    $4,800


         Cargo Connection Logistics Corp. has had transactions with a related party. The transactions were with Parkside Properties, LLC., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and stockholders of our Company. Mr. Udell is an officer and stockholder of our Company. Mr. Finklestein is a stockholder of our Company. Parkside furnished rental property for Cargo Connection Logistics Corp. The transactions for the past three years were:


Year                Rental Property
----                ---------------
2003                    $ -0-
2004                    $ -0-
2005                    $ -0-


         Mid-Coast Management, Inc. has had transactions with a related party. The transactions were with CDI Management, Inc., which is controlled by Jesse Dobrinsky, Scott Goodman, John L. Udell and Jay Finklestein. Messrs. Dobrinsky and Goodman and Udell are officers, directors and stockholders of our Company. Mr. Udell is an officer and stockholder of our Company. Mr. Finklestein is a stockholder of our Company. CDI furnished both rental property and equipment leases for Cargo Connection Logistics Corp. The transactions for the past three years were:


Year       Rental Property   Equipment Leases
----       ---------------   ----------------
2003          $    -0-          $ 21,600
2004          $376,000          $ 14,400
2005          $582,000          $ 14,400


         Cargo Connection Logistics Holdings, Inc. has had transactions with a related party. In October, 2005, Cargo Connection Logistics Holdings, Inc. was loaned $75,000 by certain officers of the Company. This loan is collateralized through a convertible note at an interest rate of 15%. The certain officers are Jesse Dobrinsky, Scott Goodman and John L. Udell. Messrs. Dobrinsky and Goodman are officers, directors and stockholders of our Company. Mr. Udell is an officer and stockholder of our Company.

         Cargo Connection Logistics Holding, Inc. has had transactions with related parties. On October 27, 2005, Cargo Connection Logistics received funds through the sale of certain preferred stock of the Company. The Company received $100,000 from certain officers of the Company in return for the issuance of Series III Preferred Stock. The certain officers are Jesse Dobrinsky and John L. Udell. Mr. Dobrinsky is an officer, director and stockholders of our Company. Mr. Udell is an officer and stockholder of our Company.

                          DESCRIPTION OF CAPITAL STOCK

Common Stock


         The Company is authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share, of which 841,903,741 shares were issued and outstanding at July 13, 2006. The securities being offered hereby are common stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they chose to do so, elect all of the directors of the Company. Upon liquidation, dissolution, or winding up of the Company, the assets of the Company, after the payment of liabilities, will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. All outstanding shares of common stock are, and those issued pursuant to the convertible debentures will be fully paid and non assessable.


Preferred Stock


         The Company is authorized to issue 500,000 shares of class III preferred stock, $1.00 par value per share, of which 265,000 shares are issued and outstanding at July 13, 2006

         The Company is authorized to issue 600,000 shares of class IV preferred stock, $1.00 par value per share, of which 552,500 shares are issued and outstanding at July 13, 2006.


         The Company has designated the preferred stock into the following
Series:

         (i) Series III: On September 12, 2003, the Company amended its articles of incorporation and created 500,000 shares of Blank Check Series III Preferred Stock ("Series III"), $1.00 par value.


         o The Series III preferred stock may be issued in one or more series, and each series will be so designated as to distinguish the shares thereof from the shares of all other series. The Board of Directors has express authority to fix, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences and limitations of the shares of such series. The Company is authorized to issue 500,000 shares of Series III preferred stock, $1.00 par value per share, of which 265,000 shares are issued and outstanding at December 31, 2005.

         o On September 23, 2004, the Company designated 165,000 shares of the class of its Series III Preferred Stock, par value $1.00, to Advantage. At the option of the Investment Fund, each outstanding share of Series III Preferred Stock is convertible into one share of common stock.

         o In October 2005, the Company designated 100,000 shares of the class of its Series III Preferred Stock, par value $1.00, to Jesse Dobrinsky and John L. Udell ("Investors and Officers") as consideration for funds given to the Company. The rights, preferences, and privileges of the Series III Preferred Stock are relative to those of the Series IV Preferred Stock, par value $1.00, designated to Triple Crown Consulting, Inc. Such shares are based on an agreement entered into between the Company and the Investors on October 26, 2005. At the option of the Investors, each outstanding share of Series III Preferred Stock is convertible into common stock based on the following conversion formula: the conversion price per share shall be equal to the lesser of (i) the average of the lowest of three trading day trading prices during the five trading days immediately prior to the conversion date multiplied by .70, or (ii) the average of the lowest of the three day trading prices during the five trading days immediately prior to the funding date.

         (ii) Series IV: On September 12, 2003, the Company amended its articles of incorporation and created 250,000 shares of Series IV convertible Preferred Stock ("Series IV"), $1.00 par value. Each share of the Series IV preferred stock is convertible into one share of the Company's common stock. Each holder of the Series IV preferred stock has twenty times that number of votes on all matters submitted to stockholders that is equal to the number of shares of common stock into which such holder's shares of Series IV preferred stock are then convertible. In addition, the holders of the Series IV preferred stock are entitled to receive noncumulative cash dividends at an annual dividend rate as determined by the Board of Directors. The Series IV preferred stock has a liquidation price of $1.00 per share in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Company intends to amend its articles of incorporation such that the Series IV preferred stock will be convertible into the Company's common stock at a conversion price equal to the lesser of (1) the average of the lowest of three-day trading prices during the five trading days immediately prior to the Conversion Date multiplied by .70, or (2) the average of the lowest of three-day trading prices during the five trading days immediately prior to the funding date(s).

         The Company is authorized to issue 600,000 shares of class IV preferred stock, $1.00 par value per share, of which 552,500 shares are issued and outstanding at July 13, 2006.


Warrants


         The Company has 2,000,000 warrants outstanding as of July 13, 2006. The warrants are exercisable at an exercise price of $0.001 and expires on December 28, 2008.


Options


         In August 1999, the Company's stockholders approved the adoption of an Incentive Stock Option Plan ("1999 Option Plan"), which allows the Board of Directors to grant options to employees and members of the Board of Directors. The 1999 Option Plan provided the Board of Directors the right to grant options to purchase up to a total of 100,000 shares of the Company's common stock. On August 17, 2000, with the approval of the stockholders of the Company, the number of shares available under the 1999 Option Plan was increased to 1,000,000. As of December 31, 2005, 220,000 options were outstanding under the 1999 Option Plan. During the year ended December 31, 2005, the Company issued 100,000 shares of its common stock under non-plan options in lieu of granting options. As of July 13, 2006, 500,000 non-plan options were outstanding.


Transfer Agent

         Cargo Connection Logistics Holding, Inc.'s transfer agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, FL 33321, telephone (954) 726-4954.


Reports To Stockholders

         We intend to furnish our stockholders with annual reports which will describe the nature and scope of our business and operations for the prior year and will contain a copy of our audited financial statements for its most recent fiscal year.


Indemnification Of Directors And Executive Officers And Limitation On Liability

         Our directors and officers are indemnified as provided by the Florida Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Indemnification of Directors and Officers

         Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation


         Authorized And Unissued Stock. Authorized but unissued shares of common stock would be available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Cargo Connection that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Cargo Connection's Board of Directors' desires at that time. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.


         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors at that time to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Cargo Connection by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Cargo Connection's management.

                                     EXPERTS


         The audited consolidated financial statements included in this prospectus and elsewhere in the registration statement for the fiscal years ended December 31, 2005 and December 31, 2004 have been audited by Friedman LLP. The reports of Friedman LLP are included in this prospectus in reliance upon the authority of this firm as experts in accounting and auditing. The report of Friedman, LLP contained in this prospectus contain an explanatory paragraph regarding Cargo Connection's ability to continue as a going concern.


                                  LEGAL MATTERS

         The validity of the shares offered herein will be opined on for us by Kirkpatrick & Lockhart Nicholson Graham LLP, who has acted as our outside legal counsel in relation to certain, restricted tasks.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

                                                                         PAGE

Financial Statements for March 31, 2006

Condensed Consolidated Balance Sheet as of March 31, 2006 (Unaudited).....F-1
Condensed Consolidated Statement of Operations for the Three Months
        Ended March 31, 2006 and 2005 (Unaudited).........................F-3
Condensed Consolidated Statement of Cash Flows for the Three Months
        Ended March 31, 2006 and 2005 (Unaudited).........................F-4
Notes to Financial Statements.............................................F-6
Financial Statements for December 31, 2005 and 2004

Report of Independent Auditors Dated May 18, 2006........................F-20
Combined Balance Sheet as of December 31, 2005 (Audited).................F-21
Combined Statements of Operations for the Years Ended
         December 31, 2005 and 2004 (Audited)............................F-22
Combined Statements of Stockholders' Deficit for the Years Ended
         December 31, 2005 and 2004 (Audited)............................F-23
Combined Statements of Cash Flows for the Years Ended
         December 31, 2005 and 2004 (Audited)............................F-25
Notes to Consolidated Financial Statements...............................F-26

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2006
                                   (UNAUDITED)

                                     ASSETS
Current Assets
  Cash                                                                        $   185,078
  Cash escrow - factor                                                            251,437
  Cash escrow - attorney                                                           76,323
  Accounts receivable, net of allowances for doubtful accounts of $ 676,968       525,365
  Due from factor                                                                 408,438
  Prepaid expenses                                                                130,582
                                                                              -----------
      Total Current Assets                                                      1,577,223
                                                                              -----------
  Property and equipment, net of accumulated depreciation of $ 1,290,871          371,416
  Due from related parties                                                          3,480
  Security deposits                                                                72,363
                                                                              -----------
      Total Assets                                                            $ 2,024,483
                                                                              ===========
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
  Accounts payable and accrued expenses                                       $ 3,233,611
  Financial instruments                                                         4,534,043
  Current portion of convertible notes payable                                     75,000
  Current portion of notes payable                                                196,665
  Current portion of capital leases payable                                        29,182
  Current portion of secured debenture                                             37,398
  Due to related parties                                                          677,034
  Due to officers                                                                  14,803
  Due to others                                                                   515,000
  Security deposits and escrowed funds                                             35,160
                                                                              -----------
      Total Current Liabilities                                                 9,347,896
                                                                              -----------
Long term portion of capital leases payable                                        11,613
Long term portion of notes payable                                                 44,415
Long term portion of convertible notes payable                                     18,390
Long term portion of secured debenture                                             70,267
Deferred rent                                                                   1,087,580
                                                                              -----------

      Total Liabilities                                                        10,580,161

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2006
                             (UNAUDITED) (continued)


Commitments and contingencies
Stockholders' Deficiency
  Series III convertible preferred stock,  par value $1.00 -
        authorized 500,000 shares, 265,000 shares issued and
        outstanding (liquidation value of $265,000)                     265,000

  Series IV convertible preferred stock, par value $1.00 -
        authorized 600,000 shares, 517,500 shares issued and
        outstanding (liquidation value $517,500)                        517,500

  Common stock, par value $.001 - authorized 5,000,000,000 shares,
        832,341,241 shares issued and outstanding                       832,338

  Additional paid in capital                                          1,265,091
  Deferred offering costs                                               (10,000)
  Accumulated deficit                                               (11,425,607)
                                                                   ------------
      TOTAL STOCKHOLDERS' DEFICIENCY                                 (8,555,678)
                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                     $  2,024,483
                                                                   ============


      See accompanying notes to condensed consolidated financial statements

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE THREE MONTHS ENDED March 31,
                                   (UNAUDITED)


                                                         2006             2005
                                                   -------------    -------------
Direct revenue                                     $   3,640,020    $   3,405,764
Direct costs                                           2,503,106        2,358,349
                                                   -------------    -------------
Gross profit                                           1,136,914        1,047,415
                                                   -------------    -------------
Indirect operating expenses:
  Selling                                                 49,325           44,736
  General and administrative                           2,155,665        1,396,057
                                                   -------------    -------------
      Total indirect operating expenses                2,204,991        1,440,793
                                                   -------------    -------------
Loss from operations                                  (1,068,077)        (393,378)
                                                   -------------    -------------
Other income (expense)
  Interest income                                             53              135
  Interest expense                                      (846,788)         (84,103)
  Rental income                                           15,000           38,850
  Loss on derivative market price adjustments         (1,290,388)              --
  Other income (expenses)                                 (1,380)          16,354
                                                   -------------    -------------
      Total other income (expense)                    (2,123,503)         (28,764)
                                                   -------------    -------------
Net loss                                           $  (3,191,580)   $    (422,142)
                                                   =============    =============
Net loss per share, basic and diluted              $      (0.005)   $      (0.001)
                                                   =============    =============
Weighted average number of common shares used in
the net loss per share calculation                   603,662,000      289,669,063
                                                   =============    =============

      See accompanying notes to condensed consolidated financial statements

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED March 31, 2006 and 2005
                                   (UNAUDITED)


                                                                                    2006           2005
                                                                                -----------    -----------
Cash flows from operating activities:
  Net loss                                                                      $(3,191,580)   $  (422,141)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Interest expense for embedded derivative instruments                            490,902             --
    Amortization of note discounts                                                   89,903             --
    Mark to market on derivative instrument expense                               1,290,387             --
    Depreciation and amortization                                                    40,617         63,728
    Deferred rent                                                                   212,013         (1,737)
    Issuance of shares for services                                                 250,000             --
Changes in operating assets and liabilities:
    Decrease (increase) in cash escrow - factor                                     (98,573)       199,263
    Increase in cash escrow - attorney                                              (26,972)            --
    Decrease (increase) in accounts receivable                                      183,692        247,127
    (Increase) decrease in due from factor                                          203,246       (106,560)
    Decrease (increase) in prepaid expenses                                          85,562         74,595
    Decrease (increase) in due from employees                                            --          4,669
    (Decrease) increase in accounts payable and accrued expenses                   (299,645)        90,313
    (Decrease) increase in note payable - factor                                         --       (148,671)
    (Decrease) increase in note payable                                                  --        (21,769)
    (Decrease) increase in security deposits and escrowed funds                        (482)         1,644
    Decrease in customer deposits                                                        --           (550)
                                                                                -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES                                              (770,930)       (20,088)
                                                                                -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Redemption of security deposits                                                   3,171             --
    Purchase of property and equipment                                                   --        (15,718)
                                                                                -----------    -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                   3,171        (15,718)
                                                                                -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Repayments from related parties                                                (108,863)        33,642
    Repayments towards officers                                                     (13,090)            --
    Proceeds received - due to others                                               452,500             --
    Amounts received from related parties                                            45,700             --
    Principal payments on notes payable                                             (42,826)            --
    Proceeds from secured debentures                                                600,000             --
    Principal payments on convertible notes payable                                (186,002)            --
    Principal payments on capital leases payable                                    (41,600)       (18,200)
                                                                                -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                           705,819         15,442
                                                                                -----------    -----------
Net decrease in cash                                                                (61,940)       (20,364)
Cash, beginning of period                                                           247,018         95,630
                                                                                -----------    -----------
Cash, end of period                                                             $   185,078    $    75,266
                                                                                ===========    ===========

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE THREE MONTHS ENDED March 31,
                                   (UNAUDITED)


                                                            2006       2005
                                                          --------   --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest expense                                          $846,360   $ 84,815
                                                          ========   ========
Income taxes                                              $     --   $     --
                                                          ========   ========
SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:
Conversion of convertible notes payable to common stock $253,500 $ -- Issuance of shares for settlement of accounts
 payable and accrued expenses                             $ 13,033   $     --
                                                          ========   ========
Discount on secured debenture                             $600,000   $     --
                                                          ========   ========
Conversion of preferred stock to common stock             $180,000   $     --
                                                          ========   ========

      See accompanying notes to condensed consolidated financial statements

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                   (UNAUDITED)

NOTE 1 - ORGANIZATION, HISTORY AND NATURE OF BUSINESS

On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) began operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, primarily through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services. Effective May 23, 2005, the name Championlyte Holdings, Inc. was changed to Cargo Connection Logistics Holding, Inc. (the "Company") to better reflect the new nature and focus of the entity and its operations. Cargo Connection Logistics Holding, Inc. and all of its subsidiaries are collectively referred to as the "Company".

The Company is a provider of logistics solutions for global partners through its network of branch locations and independent agents in North America. It operates predominately as a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some Company equipment, dedicated owner operators and through our relationships with transportation companies.

The Company also provides a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities, container freight station operations, and a General Order warehouse operation which began in the latter part of the second quarter of 2006, all of which enhance and support our customer's supply chain logistics needs. Some of the services provided are pick and pack services, special projects that may include changing labels or tickets on items, the inspection of goods into the United States and storage of goods.

Reverse Acquisition

On May 12, 2005, Championlyte Holdings, Inc. purchased all of the outstanding shares of Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. for a total of seventy percent (70%) of the issued and outstanding shares of common stock of Championlyte Holdings, Inc. pursuant to a Stock Purchase Agreement and Share Exchange among Championlyte Holdings, Inc., a Florida corporation, Cargo Connection Logistics Corp., a Delaware corporation and Mid-Coast Management, Inc., an Illinois corporation. As additional consideration, Championlyte Holdings, Inc. will issue shares of preferred stock to Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., which are convertible into common stock of Cargo Connection Logistics Holding, Inc. twelve (12) months from the closing date of the this transaction so that Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. will own eighty percent (80%) of the outstanding shares of Championlyte Holdings, Inc. To date, the additional shares have not been issued.


The acquisition of Cargo Connection and Mid-Coast has been treated as a recapitalization and purchase by Cargo Connection and Mid-Coast as the accounting acquirer (reverse acquisition) of the Company, as control rests with the former Cargo Connection and Mid-Coast stockholders, although prior to the acquisition, the Company had been the registrant. Therefore, the historical financial statements prior to May 12, 2005 are those of Cargo Connection and Mid-Coast. The transaction is considered a capital transaction whereby the Company contributed its stock for the net assets of Cargo Connection and Mid-Coast.

Reverse merger accounting requires the Company to present in all financial statements and other public information filings, prior historical and other information of Cargo Connection and Mid-Coast, and a retroactive restatement of Cargo historical stockholders investment for the equivalent number of shares of common stock received in the merger. Accordingly, the accompanying condensed consolidated financial statements present the results of operations for the three months ended March 31, 2006 and 2005 which are based upon historical financial statements of Cargo Connection and Mid-Coast. Subsequent to May 12, 2005, the operations reflect the combined operations of the former Company and Cargo Connection and Mid-Coast.


NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information, the instructions to Form 10-QSB and Items 303 and 310(B) of Regulation S-B. In the opinion of management, the unaudited financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2006 and the results of the operations and cash flows for the three months ended March 31, 2006. The results for the three months ended March 31, 2006, are not necessarily indicative of the results to be expected for any subsequent quarter or the entire fiscal year ending December 31, 2006.

Certain information and footnote disclosures normally included in financial statements are prepared in accordance with generally accepted accounting principles in the United States of America and have been condensed or omitted pursuant to the Securities and Exchange Commission's ("SEC") rules and regulations.

These unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2005 as included in the Company's report on Form 10-KSB filed on May 22, 2006, and the Company's report on the Amended Form 10-KSB for 2004 filed on June 2, 2006.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Principals of consolidation

The condensed consolidated financial statements include the accounts of the Company and all subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year's presentation.

b)    Cash, concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company has not experienced any losses on these accounts, and believes that such risk in minimal.

The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition.

The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

c)    Accounts receivable and allowance for doubtful accounts

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. Management makes estimates as to the collectablility of accounts receivable and adjusts the doubtful accounts when deemed necessary, based upon analysis of the aging of accounts receivable, client credit reports, industry trends and economic indicators, as well as analysis of recent payment history for specific customers.

d)    Property and equipment and depreciation and amortization

Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the office equipment, trucks, machinery and equipment, and furniture and fixtures are five years. Computer equipment and software is depreciated over three years and leasehold improvements are amortized over the shorter of the life of the improvement or the length of the lease.

The Company recognizes rent expense based upon the straight-line method which adjusts for rent abatements and future rent increases. In connection with future minimum lease payments at March 31, 2006, the amount deferred was $1,087,580.

The Company amortizes deferred financing costs over the respective terms of their agreements using the straight-line method.

e)    Valuation of long-lived assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144") which requires that long-lived assets be evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the undiscounted future cash flows is less than the carrying amount of the asset or asset group, an impairment loss is recognized for the difference between the estimated fair value and the carrying value of the asset or asset group. During the three months ended March 31, 2006, there were no impairment charges relating to long-lived assets.

f)    Revenue recognition

Cargo Connection recognizes all revenues based upon delivery of the goods at their final destination. Mid-Coast recognizes revenue upon the completion of services. Costs related to such revenue are included in direct operating expenses.

g)    Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the financial statement and tax bases of assets and liabilities., Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Current income taxes are based on the respective periods' taxable income for federal, state and city income tax reporting purposes.

Despite the losses reported for the three months ended March 31, 2006 and 2005, no benefit for income taxes has been provided as the deferred tax asset generated from net operating losses and temporary differences has been offset by a full valuation allowance.

h)    Estimated liability for insurance claims

The Company maintains automobile, general, cargo, and workers' compensation claim liability insurance coverage under both deductible and retrospective rating policies. In the month claims are reported, the Company estimates and establishes any potential liabilities, if they exist, for its share of ultimate settlements using all available information, coupled with the Companies' history of such claims. Claim estimates are adjusted when additional information becomes available. The recorded expense depends upon actual loss experience and changes in estimates of settlement amounts for open claims that have not been fully resolved. However, final settlement of these claims could differ from the amounts the Company has accrued at year-end.

i)    Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The more significant accounting estimates inherent in the preparation of the Company's consolidated financial statements include estimates as to the depreciable lives of property and equipment, valuation of equity related instruments and derivatives issued, and valuation allowance for deferred income tax assets.

j)    Fair value disclosure

For certain of the Company's financial instruments, including cash, receivables, and accounts payable, accrued expenses, the carrying amounts approximate their fair values due to their short-term maturities. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt offered to the Company.

k)    Net loss per share


The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per common share is computed by dividing net loss allocable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share reflects the dilution from the potential conversion or exercise into common stock of securities such as warrants, stock options, restrictive stock awards and other convertible securities. All potentially dilutive shares as of March 31, 2006 and 2005, of 126,079,567 and 60,198,228, respectively, have been excluded from diluted loss per share as the effect would be antidilutive for the periods then ended. In all financial statements presented, diluted net loss per common share is the same as basic net loss per common share. As of March 31, 2006 there were 841,903,741 shares of common stock outstanding, with a weighted average number of shares used for the net loss per share computation of 603,662,000 shares.

l)    Discount on debt

The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and the warrants, and has recorded the conversion feature as a liability in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and related interpretations. The conversion feature and certain other features that are considered embedded derivative instruments, such as a variable interest rate feature, a conversion reset provision and redemption option, have been recorded at their fair value within the terms of SFAS No. 133 as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Consolidated Statement of Operations. The Company has also recorded the resulting discount on debt related to the warrants and conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments. For debt instruments having conversion features whereby the holder can convert at anytime, the deferred charge is recorded as interest expense in the period proceeds are received.

m)    Financial instruments

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

NOTE 4 - GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company incurred a net loss attributable to common stockholders of $3,191,580 and $422,142 for the three months ended March 31, 2006 and 2005, respectively. The Company has a working capital deficiency of $7,770,673 as of March 31, 2006 and a stockholders' deficit of $8,555,678 as of March 31, 2006 and expects that it will incur additional losses in the immediate future, mostly due to the seasonality of its operations along with its current debt payments. To date the Company has financed operations primarily through sales of its equity securities and issuance of debt instruments to related and unrelated parties. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future, raise additional capital through the issuance of debt and sale of its common or preferred stock and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining financing on terms acceptable to the Company. The outcome of these matters cannot be predicted with any certainty at this time.

These factors raise substantial doubt about the Company's ability to continue as a going concern. The condensed consolidated financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. Management is seeking to raise additional capital and to renegotiate certain liabilities in order to alleviate the working capital deficiency.

NOTE 5 - RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The Company's management and its audit committee concluded, on April 18, 2006, that it was necessary to restate previously issued consolidated financial statements for the two years ended December 31, 2004 and 2003, as well as the quarters ended March 31, 2005 (pre-reverse merger), June 30, 2005, and September 30, 2005, to correct for errors in the accounting for Convertible Debenture Notes, Stand Alone Warrants and as a result of certain registration rights granted to the investors of these notes, potential Liquidated Damages, interest rate adjustments and conversion option features that were not previously recorded.

The convertible debt has been previously been accounted for under EITF 98-5 and EITF 00-27 using the intrinsic value accounting model which includes accounting for beneficial conversion features. It has been determined that the secured convertible debentures have embedded derivatives requiring bifurcation under EITF 00-19 which require these instruments to be accounted for under SFAS 133 using the fair value accounting model.

As a result of the Company's determination certain convertible debt instruments are not conventional convertible debt, and any associated warrants and any beneficial conversion features that were previously recorded as additional paid in capital and with a corresponding reduction to the notes payable would be eliminated from the balance sheet and the amortization of any warrant and beneficial conversion feature value would be eliminated from the results of operations. The warrants and any other potential embedded derivatives in the notes requiring bifurcation under ElTF 00-19 would be accounted for as liabilities and valued by being marked to market at each balance sheet date under SFAS 133 and the corresponding gain or loss in value would be recorded in our statement of operation as additional financing costs.

The Company reviewed its initial accounting for its (1) Series A 6.5% Convertible Promissory Notes originally issued to Advantage Fund and subsequent notes issued and/or assigned to Advantage Capital, Alpha, Gamma, Cornell and Montgomery, (2) along with the Highgate Convertible Note, dated May 11, 2005.

During the review, the Company identified that EITF 00-19 should be applied to evaluate whether any embedded derivative instruments qualify as equity instruments or as liabilities. As a result, certain embedded derivatives were identified that met the conditions set forth under paragraph 12 of SFAS No. 133. These embedded derivative instruments have been evaluated using EITF 00-19 paragraphs 12 to 32 and determined that these instruments would not be classified as components of stockholders equity. The instruments have been deemed liabilities, and as such, will be subject to SFAS 133 and should be recorded at fair value.

During the three months ended March 31, 2006, the Company recognized, in other expenses, the loss on financial instruments of $1,290,388 related to the mark-to-market of its derivative liability and interest expense of $629,244 related to the embedded derivative amortization.

As a result of the restatement, warrants and options have also been reclassified as derivative liabilities in the condensed consolidated balance sheet. The warrants and options had previously been measured based on a relative fair method and are now measured at their full fair value and will be marked to market on each balance sheet date.

Embedded derivatives contained in the convertible debenture are now bifurcated from the host debt and measured at fair value and classified as derivative liabilities. These embedded derivatives will also be marked to market on each balance sheet date. The resulting debt discount is amortized over the period of the convertible debt and the secured line of credit as interest and other expenses in our accompanying condensed consolidated statements of operations.

NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123(R)"). SFAS No. 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends SFAS No. 95, "Statement of Cash Flows." Generally, the fair value approach in SFAS No. 123(R) is similar to the fair value approach described in SFAS No. 123. In 2005, the Company used the Black-Scholes-Merton formula to estimate the fair value of stock options granted to employees. The Company adopted SFAS No. 123(R), using the modified-prospective method, beginning January 1, 2006. Based on the terms of the plans, the Company did not have a cumulative effect related to its plans. The Company also elected to continue to estimate the fair value of stock options using the Black-Scholes-Merton formula. In the first quarter of 2006, the adoption of SFAS No. 123(R) did not have a material impact on the first quarter stock-based compensation expense. Further, we believe the adoption of SFAS No. 123(R) will not have a material impact on the Company's future stock-based compensation expense. During the Quarter ended March 31, 2006, there were no stock options granted.

In February 2006, the FASB issued SFAS No. 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This
Statement:

      a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

      b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

      c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

      d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives.

      e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("FAS 156"), which amends SFAS No. 140. FAS 156 provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption being permitted. We believe that the adoption of this statement will not have a material effect on our consolidated financial condition or consolidated results of operations.

NOTE 7 - FACTORING FACILITIES

Cargo Connection has an agreement with a factor which provides an accounts receivable factoring facility by purchasing certain accounts receivable and extending credit with a maximum borrowing amount of $2,000,000. The contract is annual in nature, automatically renewing annually unless Cargo Connection provides thirty (30) days cancellation notice. The agreement provides that the factor will purchase up to 90% of eligible accounts receivable of Cargo Connection minus a discount of approximately 1.5485% and a discretionary reserve (holdback) which is reduced with payments from the debtor. If an invoice is outstanding over 90 days, Cargo Connection, under recourse provisions, must buy back the invoice from the factor. Cargo Connection must submit a minimum of $1,500,000 of eligible invoices in any calendar quarter. At March 31, 2006, $408,438 is due from the factor which represents the reserve against submitted invoices. The escrow being held by the factor totaling $251,437 represents funds available to assist Cargo Connection in funding payments to carriers. At March 31, 2006, the total amount advanced by the factor was $1,130,330 which represents the financing of accounts receivables purchased.

NOTE 8 - CONVERTIBLE NOTES PAYABLE


The Company is obligated under various Series A convertible promissory notes payable to two entities totaling $75,000. The notes were due December 31, 2004 and are considered to be due on demand. Substantially all of the notes have been fully paid or converted as of May 30, 2006. The notes bear interest at 6.5% and are convertible into shares of the Company's common stock with a conversion price per share equal to the lesser of the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by 80% or, the average of the lowest of three day trading prices during the five trading dates immediately prior to the funding dates. Pursuant to the terms of the notes, the Company entered into a Security Agreement with a collateral agent, on behalf of the note holders granting the collateral agent a security interest in substantially all of the Company's assets.


These Notes are hybrid instruments which contain embedded derivative features which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes and the early redemption option. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes. The unamortized discount amount is $-0-.

The following Short Term Notes are represented on the condensed consolidated balance sheet. The notes are presently stated on a net to fair value basis.

                             Montgomery     $   50,000
                             Gamma              25,000
                                            ----------
                                            $   75,000
                                            ==========

Long-Term Convertible Note

In April 2005, the Company entered into a Convertible Promissory Note to a former Company officer who advanced the Company $86,790. The note has a 3-year term with interest payable only at a rate of 8% per annum. The Company has an option on the three year anniversary of the debenture to pay the debenture in full or convert into the Company's shares of common stock. The debt discount, due to the conversion feature, is being amortized over the life of the instrument using the effective interest method.


This Note is a hybrid instrument which contains an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative feature has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value of the embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 36 months. The unamortized discount amount is $68,400.


The following Long Term Note is included in the condensed consolidated balance sheet. The note is presently stated on a net to fair value basis.

                       David Goldberg                  $   86,790
                       Discount on Note                   (68,400)
                                                       ----------
                                                       $   18,390
                                                       ==========

NOTE 9 - OBLIGATIONS UNDER CAPITAL LEASES


The Company leases machinery, equipment and software under various non-cancelable capital leases with a capitalized cost of $714,431, less accumulated amortization of $539,527 as of March 31, 2006. The obligations require monthly payments, including interest totaling $2,583. Interest rates range from 1.87% to 13.16% and mature through March 7, 2008. Certain lease obligations are guaranteed by certain executive officers of the Company.

As of March 31, 2006, the aggregate future minimum lease payments are as follows:

Twelve Months Ending March 31,
------------------------------
2007                                             $30,996
2008                                              11,745
                                                 -------
Total                                             42,741
Less: amount representing interest                 1,946
                                                 -------
Net present value of capital lease obligations    40,795
Current portion                                   29,182
                                                 -------
Long-term portion                                $11,613
                                                 =======

NOTE 10 - DUE TO OTHERS

During the three months ended March 31, 2006, the Company received cash advances from Ferro and Triple Crown to fund current operations in the amounts of $130,000 and $350,000, respectively. The Company classified the advances as current liabilities as there is no formal agreement in place for the repayment of these funds. The Company is currently negotiating a formal note agreement with the lenders.


The following table details Due To Others as of March 31, 2006:


                      Beverage House Settlement      $    10,000
                      Loan from Ferro                    130,000
                      Loan from Triple Crown             375,000
                                                     -----------
                                                     $   515,000
                                                     ===========
NOTE 11 - NOTES PAYABLE


In May, 2003, Cargo Connection entered into a loan agreement with the U.S. Small Business Administration ("SBA") whereby the SBA loaned the Company $90,200 for working capital purposes. The loan bears interest at a rate of 4% per annum and matures in 2008, when the balance due will approximate $14,000. Monthly installments of $2,664 began in June, 2005. No payments for interest or principal were required before that date. The note is secured by the personal guarantees of the officers of Cargo Connection and is collateralized by substantially all the assets of Cargo Connection. As of March 31, 2006 the balance of the note is $73,962.


In September, 2003, Cargo Connection entered into a note payable for $204,372 which is secured by six tractors. The note bears interest at a rate of 8% per annum and is payable in monthly installments of principal and interest totaling $7,489. The note matured in February 2006 and was fully repaid. The Company, however, has an accounts payable balance, including interest and late fees of $9,361 as of May 8, 2006. The note is secured by the personal guarantees of the officers of Cargo Connection.

In March, 2004, Mid-Coast entered into a revolving term loan with its financial institution whereby Mid-Coast was granted a $100,000 line of credit that bears interest at a rate of prime plus 2-1/2% (10.25% at March 31, 2006). Mid-Coast is required to make monthly interest only payments until December 15, 2006, when the line of credit terminates. At that time the remaining balance becomes a note payable with a four year term. The obligation is collateralized by all of the assets of Mid-Coast and guaranteed by all of this company's officers. Mid-Coast is classifying this loan as current since the interest only payments terminate on December 15, 2006.

In January, 2006, the Company entered into a Promissory Note with National Semi-Trailer Corp. in the amount of $87,910 for repayment of its accounts payable obligations due to National Semi-Trailer Corp. The note bears interest at a rate of 10% per annum and is payable in weekly installments of principal and interest totaling $2,041.

At March 31, 2006 future principal payments on the above notes are as follows:

Twelve Months Ending March 31,
------------------------------
2007                                         $196,665
2008                                           30,751
2009                                           13,664
2010                                              -0-
                                             --------
                                             $241,080
                                             ========

The following table details the Notes Payable as of March 31, 2006:

                     HSBC Bank                $100,000
                     National Semi-trailer      67,118
                     US-SBA                     73,962
                                              --------

                     Total                    $241,080
                     Less: Current portion:    196,665
                                              --------
                     Long-term portion        $ 44,415
                                              ========

NOTE 12 - SECURED CONVERTIBLE DEBENTURE

On May 12, 2005, the Company completed a financing agreement for $1,000,000 with Highgate House Funds, Ltd. (the "Investor"). Under the agreement the Company issued a $1,000,000 secured convertible debenture with a 10% interest rate to the Investor with a maturity date of November 3, 2006. The debenture was secured by all of the assets of the Company. This note was repaid through a new financing arrangement entered into by the Company on December 29, 2005 with Montgomery Equity Partners, Ltd. described below.

The Note is a hybrid instrument which contains both freestanding derivative financial instruments and more than one embedded derivative feature which warrants separate accounting as a derivative instrument under SFAS No. 133. The freestanding derivative financial instruments include the warrant, which was valued individually, and totaled $1,007,425 at the date of inception. The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes, the conversion reset feature, and the early redemption option.

The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the note.

In order to comply with generally accepted accounting principles in the United States, the Company`s consolidated financial statements had to reclassify the Highgate warrants from additional paid in capital to liabilities and interest expense effective May 12, 2005 to reflect that the registration rights agreement into which the Company entered in connection with its issuance of the warrants requires the Company to pay liquidated damages, which in some cases could exceed a reasonable discount for delivering unregistered shares and thus would require the warrants to be classified as a liability until the earlier of the date the warrants are exercised or expire. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock", the Company has allocated a portion of the offering proceeds to the warrants based on their fair value. EITF 00-19 also requires that the Company revalue the warrants as a derivative instrument periodically to compute the value in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as other expense or other income.

In conjunction with the Highgate Instrument, Highgate was paid a fee of $105,525 in May 2005, and received a three-year warrant to purchase up to 250,000 shares of the Company's common stock at price of $0.001 per share. Upon the repayment of the debenture which occurred in December 2005, the warrant was cancelled.


In October 2005, the Company entered into a second secured convertible debenture with members of the management in the amount of $75,000. Under the agreement the Company issued a $75,000 secured convertible debenture with a 15% interest rate to the group with a maturity date of September 30, 2006. The debenture is convertible into common shares of the Company at a conversion price equal to the lesser of (a) $0.005 per share or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock of the five (5) trading days immediately preceding the Conversion date.

This Note is a hybrid instrument which contains an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative feature has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability".

The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value of the embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 12 months. The unamortized discount amount is $37,602.

The note is presently stated on a net to fair value basis.

                  Convertible Note - Management            $   75,000
                  Discount on Note                            (37,602)
                                                           ----------
                                                           $   37,398
                                                           ==========

On December 29, 2005, the Company completed a financing agreement for $1,750,000 with Montgomery Equity Partners, Inc. (the "Investor"). Under the agreement the Company issued a $1,750,000 secured convertible debenture with a 10% interest rate to the Investor with a maturity date of December 28, 2007. The debenture is convertible after that date into common shares of the Company at a conversion price equal to the lesser of (a) $0.0025 per share or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock of the ten (10) trading days immediately preceding the Conversion date. The Company simultaneously issued to the Investor a three year Warrant to purchase 2,000,000 Shares of the Company's common stock at an exercise price of $0.001. The Company had committed to filing an SB-2 Registration Statement with the SEC no later than forty-five (45) days from date of funding. The Company can be held in default if the SB-2 Registration Statement does not become effective within 150 days of filing the statement. There are penalty provisions for the Company should the filing not become effective within 120 days of filing an SB-2 Registration Statement. The debenture is secured by the assets of the Company. The registration statement was filed in February 2006.

The Note is a hybrid instrument which contains both freestanding derivative financial instruments and more than one embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The freestanding derivative financial instruments include the warrant, which was valued individually, and totaled $1,857,752 at the date of inception.

The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes, the conversion reset feature, the early redemption option and the interest rate adjustments. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 24 months. The unamortized discount amount is $2,279,733. The effect of this transaction is included with the February 13, 2006 financing agreement noted above.

In order to properly reflect the consolidated financial statements so that they comply with generally accepted accounting principles in the United States, the Company has classified the Montgomery warrants as liabilities and associated interest expenses effective December 29, 2005 to reflect that the registration rights agreement into which the Company entered in connection with its issuance of the warrants requires the Company to pay liquidated damages, which in some cases could exceed a reasonable discount for delivering unregistered shares and thus would require the warrants to be classified as a liability until the earlier of the date the warrants are exercised or expire. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock", the Company has allocated a portion of the offering proceeds to the warrants based on their fair value. EITF 00-19 also requires that the Company revalue the warrants as a derivative instrument periodically to compute the value in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as other expense or other income.

In conjunction with the Montgomery Convertible Note, Montgomery was paid a fee of $135,000 in December 2005, and received a three-year warrant to purchase up to 2,000,000 shares of the Company's common stock at a price of $0.001 per share. The warrant, which is exercisable immediately, was valued at $2,394,000 using a Black-Scholes option pricing model. The value of the warrant and the fees paid to Montgomery were recorded as a discount to the note and are being amortized over the term of the loan using the effective interest method.

On February 13, 2006, the Company completed a financing agreement for $600,000 with Montgomery Equity Partners, Inc. (the "Investor"). Under the agreement the Company issued a $600,000 secured convertible debenture with a 10% interest rate to the Investor with a maturity date of February 13, 2008. The debenture is convertible after that date into common shares of the Company at a conversion price equal to the lesser of (a) $0.0025 per share or (b) seventy five percent

(75%) of the lowest Closing Bid Price of the Common Stock of the ten (10) trading days immediately preceding the Conversion date. This Note was part of the funding package entered into by the Company with the Investor on December 29, 2005. As part of that agreement, the Company had committed to filing an SB-2 Registration Statement with the SEC no later than forty-five (45) days from date of funding. The registration statement was filed in February 2006 by the Company. As part of the December 29, 2005 agreement, the Company was able to obtain an additional $600,000 from the Investor under the same terms of the December 29, 2005 Note. The Company can be held in default if the SB-2 Registration Statement does not become effective within 150 days of filing the statement. There are penalty provisions for the Company should the filing not become effective within 120 days of filing an SB-2 Registration Statement. The debenture is secured by the assets of the Company.

This Note is a hybrid instrument which contains an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The freestanding derivative financial instruments include the warrant, which was valued individually, and totaled $1,090,902 at the date of inception. The embedded derivative feature has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value of the embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 24 months. The unamortized discount amount is $2,279,733

The note is presently stated on a net to fair value basis.

             Secured Convertible Debenture - Montgomery     $  2,350,000
             Discount on Note                                 (2,279,733)
                                                            ------------
                                                            $     70,267
                                                            ============
NOTE 13 - FINANCIAL INSTRUMENTS

The effect of the mark to market adjustments associated with the financial instruments for the three month period ending March 31, 2006 generated a loss of $1,290,388 associated with the market price adjustment. In addition, there was interest expenses associated the derivative financial instruments of $629,244 for the three month period ended March 31, 2006.

The following table details the liability for Financial Instruments as of March 31, 2006. It reflects the addition of the financial instrument liability from the additional traunch of funds received from Montgomery (see Note 12) on February 13, 2006 as well as the Mark to market adjustments as of March 31, 2006.

                                       Opening
                                    Balances As of                Mark to Market  Balances as
Financial Instrument Liability         1/1/2006       Additions    Adjustments    of 3/31/2006
------------------------------      --------------   -----------   ------------   -----------
6.5% SERIES A NOTES                    $   128,626   $        --   $  (109,876)   $    18,750
GOLDBERG NOTE                               86,909                        (859)        86,050
HIGHGATE WARRANTS                              459                                        459
JD/JLU/SG NOTE                              69,442                      65,139        134,581
MONTGOMERY                               1,863,534     1,090,902     1,318,263      4,272,699
MONTGOMERY WARRANTS                          3,783                      17,721         21,504
                                       -----------   -----------   -----------    -----------
TOTAL FINANCIAL INSTRUMENT LIABILITY   $ 2,152,753   $ 1,090,902   $ 1,290,388    $ 4,534,043
                                       ===========   ===========   ===========    ===========

NOTE 14 - EMPLOYEE BENEFIT PLAN


The Company maintains a 401(k) savings plan that covers substantially all of its employees. Participants in the savings plan may elect to contribute, on a pretax basis, a certain percentage of their salary to the plan. Presently, the Company does not match any portion of the participant's contributions as per the provisions of the plan.


NOTE 15 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has entered into non-cancelable operating leases for offices and warehouse space in several states including Illinois, New York, Ohio, Florida and Georgia. Additionally, the Company leases equipment and trucks under non-cancelable operating leases. The leases are subject to escalation for the Company's proportionate share of increases in real estate taxes and certain other operating expenses. The approximate future minimum rentals under non-cancelable operating leases in effect on March 31, 2006 are as follows:

                  Office and          Equipment and
                Warehouse Space          Trucks
                  -----------        -----------
      2007        $ 1,627,862        $   112,713
      2008          1,664,737            114,404
      2009          1,585,767            116,120
      2010          1,510,218            117,862
      2011          1,280,256             59,370
Thereafter          4,425,919                -0-
                  -----------        -----------
                  $12,094,759        $   520,469
                  ===========        ===========


Rent expense charged to operations for office and warehouse space for the three months ended March 31, 2006 and 2005 amounted to $307,750 and $358,290 respectively. See note 17 for rent expense paid to related entities. Rent expense charged to operations for trucks and equipment for the three months ended March 31, 2006 and 2005 amounted to $135,784 and $156,990, respectively.


Litigation

The Company is party to various legal proceedings generally incidental to its business as is the case with other companies in the same industry. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the consolidated financial statements of the Company.

Significant Customers

For the three months ended March 31, 2006 and 2005, the Company had two customers and one customer, respectively, which comprised more than 10% of its operating revenue. The two customers accounted for 23% and 11% for the three months ended March 31, 2006 and the one customer accounted for 26% for the three months ended March 31, 2005.

Issuance Of Stock For Services

The Company had retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financial, strategic and related developmental growth of the Company requiring monthly payments of $10,000 to the advisory firm. Upon termination, the Company would remain liable to the advisory firm for transactions consummated within the subsequent twenty-four months following the termination of the agreement. The relationship with this financial advisory firm was terminated on February 28, 2006. No stock for services was issued in 2006.

NOTE 16 - STOCKHOLDER'S DEFICIENCY

Conversion Of Notes Payable

On January 6, 2006, 4,566,210 shares of the Company's common stock were issued to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On January 9, 2006, 2,705,628 shares of the Company's common stock were issued to Advantage Capital, based on the conversion of $5,000 of a convertible promissory note.

On January 9, 2006, 4,032,258 shares of the Company's common stock were issued to Advantage, based on the conversion of $10,000 of a convertible promissory note.

On January 19, 2006, 3,436,426 shares of the Company's common stock were issued to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On February 2, 2006, 8,230,452 shares of the Company's common stock were issued to Advantage, based on the conversion of $20,000 of a convertible promissory note.

On February 2, 2006, 3,541,666 shares of the Company's common stock were issued to Advantage Capital, based on the conversion of $8,500 of a convertible promissory note.

On February 2, 2006, 8,230,452 shares of the Company's common stock were issued to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On February 8, 2006, 5,249,344 shares of the Company's common stock were issued to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On February 16, 2006, 8,264,463 shares of the Company's common stock were issued to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On February 27, 2006, 11,509,993 shares of the Company's common stock were issued to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On March 1, 2006, 3,496,503 shares of the Company's common stock were issued to Advantage Capital, based on the conversion of $10,000 of a convertible promissory note.

On March 1, 2006, 8,710,801 shares of the Company's common stock were issued to Advantage, based on the conversion of $25,000 of a convertible promissory note.

On March 3, 2006, 8,064,516 shares of the Company's common stock were issued to Montgomery, based on the conversion of $25,000 of a convertible promissory note.

On March 7, 2006, 6,053,269 shares of the Company's common stock were issued to Montgomery, based on the conversion of $25,000 of a convertible promissory note.

On March 10, 2006, 4,180,602 shares of the Company's common stock were issued to Advantage, based on the conversion of $25,000 of a convertible promissory note.

None of the above transactions included an exchange of cash.

Repayment Of Convertible Notes Payable


On March 14, 2006, $242,017 was paid to Advantage to redeem the remaining balance, plus interest, of the convertible promissory note held by them.

On March 17, 2006, $28,139 was paid to Advantage Capital to redeem the remaining balance, plus interest, of the convertible promissory note held by them.


NOTE 17 - RELATED PARTY TRANSACTIONS

The Company is due amounts from officers and related entities, which are not included in these condensed consolidated financial statements and are controlled by the Company's stockholders. These receivables are non-interest bearing and do not have formal repayment terms. Management does not anticipate full collection of these amounts within a one-year period.

The Company owes amounts to related entities not included in these condensed consolidated financial statements which are controlled by the Company's stockholders. These amounts are non-interest bearing and do not bear formal repayment terms.

The Company rents warehouse space and equipment from related entities. For the three months ended March 31, 2006 and 2005, rent expense charged to operations related to these rentals totaled approximately $211,253 and $259,785 respectively. The leases contain various options for extending and terminate in February, 2014. The Company is also a Guarantor on a facility in Illinois for a related entity in which it rents space.

NOTE 18 - SUBSEQUENT EVENTS

On May 4, 2006, 1,562,500 shares of the Company's common stock were issued to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On May 4, 2006, $40,559.72 was paid to Montgomery to redeem the remaining balance, plus interest, of the convertible promissory note held by them.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Cargo Connection Logistics Holding, Inc. Inwood, New York

We have audited the accompanying consolidated balance sheet of Cargo Connection Logistics Holding, Inc. as of December 31, 2005 and the related consolidated statements of operations, and stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cargo Connection Logistics Holding, Inc. as of December 31, 2005 and the consolidated results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has reported losses from operations, negative cash flows from operating activities, negative working capital and has a stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Friedman LLP
East Hanover, New Jersey
May 18, 2006

                    CARGO CONNECTION LOGISTICS HOLDING, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005
                                     ASSETS


Current Assets
   Cash                                                                                             $   247,018
   Cash in Escrow-factor                                                                                152,864
   Cash in Escrow-attorney                                                                               49,351
   Accounts receivable, net of doubtful accounts of $426,968                                            709,057
   Due from factor                                                                                      611,684
   Prepaid expenses                                                                                     216,144
                                                                                                    -----------
       Total current assets                                                                           1,986,118
                                                                                                    -----------
Property and equipment, net of accumulated depreciation of $1,250,254                                   412,033
Due from related parties                                                                                 66,808
Security deposits                                                                                        75,534
                                                                                                    -----------
       Total Assets                                                                                 $ 2,540,493
                                                                                                    ===========
                             LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
   Accounts payable and accrued expenses                                                            $ 3,426,786
   Financial instruments                                                                              2,152,754
   Current portion of convertible notes payable                                                         514,502
   Current portion of notes payable                                                                     351,495
   Current portion of capital leases payable                                                             63,239
   Current portion of secured debenture                                                                  18,699
   Due to related parties                                                                               803,524
   Due to officers                                                                                       27,893
   Due to others                                                                                         62,500
   Security deposits and escrowed funds                                                                  35,642
                                                                                                    -----------
       Total current liabilities                                                                      7,457,034
                                                                                                    -----------
Long term portion of capital leases payable                                                              19,156
Long term portion of notes payable                                                                       51,913
Long term portion of convertible notes payable                                                           15,207
Long term portion of secured debenture                                                                    2,246
Deferred rent                                                                                           875,567
                                                                                                    -----------
       Total Liabilities                                                                              8,421,123
                                                                                                    -----------
                                            COMMITMENTS

Stockholders' Deficiency

   Series III convertible preferred stock, par value $1.00 - authorized 500,000
      shares, 265,000 shares issued and outstanding (liquidated value of $265,000)                      265,000
   Series IV convertible preferred stock, par value $1.00 - authorized 600,000 shares, 552,500
     shares issued and outstanding (liquidation value $552,500)                                         552,500
   Common stock, par value $.001 - authorized 5,000,000,000 shares, 537,065,658 shares issued and
     outstanding                                                                                        537,066
   Additional paid in capital                                                                         1,008,831
   Deferred offering costs                                                                              (10,000)
   Accumulated deficit                                                                               (8,234,027)
                                                                                                    -----------
       Total Stockholders' Deficiency                                                                (5,880,630)
                                                                                                    -----------
       Total Liabilities and Stockholders' Deficiency                                               $ 2,540,493
                                                                                                    ===========


           See accompanying notes to consolidated financial statements

                    CARGO CONNECTION LOGISTICS HOLDING, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                               2005             2004
                                                                          -------------    -------------
Operating revenue:
   Revenue                                                                $  14,661,851    $  18,343,972
                                                                          -------------    -------------
    Total revenue                                                            14,661,851       18,343,972
                                                                          -------------    -------------
Operating expenses:
   Operating expenses                                                        10,515,809       11,662,030
   Selling                                                                      142,492          355,112
   General and administrative                                                 7,707,224        7,247,424
                                                                          -------------    -------------
    Total operating expenses                                                 18,365,526       19,264,566
                                                                          -------------    -------------
Loss from operations                                                         (3,703,674)        (920,594)
                                                                          -------------    -------------
Other income (expense)
   Interest income                                                                4,575            1,694
   Interest expense                                                          (1,364,939)        (213,009)
   Licensing revenue                                                             25,000               --
   Management fee                                                                    --            7,695
   Rental income                                                                157,000           74,002
   Commission income                                                                 --            2,714
   Income from financial instruments                                            932,137               --
   Gain on sale of asset                                                          3,933           25,300
   Loss on early extinguishment of debt                                        (614,362)              --
   Other income (expenses)                                                       32,968          169,836
                                                                          -------------    -------------
     Total other income (expense)                                              (823,688)          68,232
                                                                          -------------    -------------
Net loss                                                                  $  (4,527,363)   $    (852,362)
                                                                          =============    =============
Acretion of Series IV preferred stock                                          (209,612)              --
                                                                          =============    =============
Net loss applicable to common stockholders                                $  (4,736,975)   $    (852,362)
                                                                          =============    =============
Net loss per share, basic and diluted                                     $      (0.016)   $      (0.004)
                                                                          =============    =============
Weighted average number of common shares used in the net loss per share
   calculation                                                              289,223,672      239,599,127
                                                                          =============    =============

           See accompanying notes to consolidated financial statements

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                                 Series III Convertible        Series IV Convertible
                                       Common Stock                 Preferred Stock               Preferred Stock
                                 -----------------------         ---------------------         ---------------------
                                 Shares           Amount         Shares         Amount         Shares         Amount
                                 ------           ------         ------         ------         ------         ------
Balance January 1, 2004
   (retroactively stated)
   (A)                         292,284,467   $    292,284        165,000   $    165,000        125,000    $    125,000
Net loss                                --             --             --             --             --              --
Balance December 31, 2004
(retroactively stated)         292,284,467        292,284        165,000        165,000        125,000         125,000
Conversion of convertible
   notes payable to common
   stock                         1,529,431          1,529             --             --             --              --
Conversion of convertible
   notes payable to common
   stock                         3,125,000          3,125             --             --             --              --
Issuance of shares for
   payment of debt              23,134,183         23,134             --             --             --              --
Issuance of shares for
   payment of services             100,000            100             --             --             --              --
Issuance of shares for
   payment of debt               1,300,000          1,300             --             --             --              --
Issuance of shares for
   payment of services           3,000,000          3,000             --             --             --              --
Sale of preferred stock for
   cash                                 --             --             --             --         40,000          40,000
Conversion of preferred
   stock to common stock        67,000,000         67,000             --             --        (25,000)        (25,000)
Conversion of convertible
   notes payable to common
   stock                        20,661,416         20,662             --             --             --              --
Sale of preferred stock for
   cash                                 --             --             --             --        350,000         350,000
Conversion of preferred
   stock to common stock        50,000,000         50,000             --             --        (25,000)        (25,000)
Conversion of convertible
   notes payable to common
   stock                         9,682,863          9,683             --             --             --              --
Issuance of shares for
   payment of debt              11,164,491         11,165             --             --             --              --
Issuance of shares for
   payment of services           5,072,896          5,073             --             --             --              --
Sale of preferred stock for
   cash                                 --             --             --             --        100,000         100,000
Conversion of preferred
   stock to common stock        25,000,000         25,000             --             --        (12,500)        (12,500)
Conversion of convertible
   notes payable to common
   stock                         5,613,320          5,613             --             --             --              --
Conversion of convertible
   notes payable to common
   stock                         3,681,908          3,682             --             --             --              --
Issuance of shares for
   payment of services             934,401            934             --             --             --              --
Sale of preferred stock for
   cash                                 --             --        100,000        100,000             --              --
Conversion of convertible
   notes payable to common
   stock                         5,244,707          5,245             --             --             --              --
Issuance of shares for
   payment of services           8,097,793          8,098             --             --             --              --
Issuance of shares for
   payment of services             438,782            439             --             --             --              --
Gain on extinguishment of
   debt                                 --             --             --             --             --              --
Net loss
                              ------------   ------------   ------------   ------------   ------------    ------------
Balance December 31, 2005      537,065,658   $    537,066        265,000   $    265,000        552,500    $    552,500
                              ============   ============   ============   ============   ============    ============

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                             Additional      Deferred Offering     Accumulated   Total Stockholders'
                                           Paid-in Capital         Costs             Deficit          Deficiency
                                             -----------        -----------        -----------        -----------
Balance January 1, 2004 (retroactively
   stated) (A)                               $        --        $   (10,000)       $(2,755,119)       $(2,665,718)
Net loss                                              --                 --            852,362)           852,362)
                                             -----------        -----------        -----------        -----------
Balance December 31, 2004 (retroactively
   stated)                                            --            (10,000)        (3,607,481)        (3,518,080)
Conversion of convertible notes payable to
   common stock                                   24,471                 --                 --             26,000
Conversion of convertible notes payable to
   common stock                                   46,875                 --                 --             50,000
Issuance of shares for payment of debt           518,144                 --                 --            541,278
Issuance of shares for payment of services         1,400                 --                 --              1,500
Issuance of shares for payment of debt            24,700                 --                 --             26,000
Issuance of shares for payment of services        27,000                 --                 --             30,000
Sale of preferred stock for cash                      --                 --                 --             40,000
Conversion of preferred stock to common
   stock                                         (42,000)                --                 --                 --
Conversion of convertible notes payable to
   common stock                                   72,940                 --                 --             93,602
Sale of preferred stock for cash                      --                 --                 --            350,000
Conversion of preferred stock to common
   stock                                         (25,000)                --                 --                 --
Conversion of convertible notes payable to
   common stock                                   43,992                 --                 --             53,675
Issuance of shares for payment of debt           145,138                 --                 --            156,303
Issuance of shares for payment of services        58,511                 --                 --             63,584
Sale of preferred stock for cash                      --                 --                 --            100,000
Conversion of preferred stock to common
   stock                                         (12,500)                --                 --                 --
Conversion of convertible notes payable to
   common stock                                   47,387                 --                 --             53,000
Conversion of convertible notes payable to
   common stock                                   22,276                 --                 --             25,958
Issuance of shares for payment of services         6,957                 --                 --              7,891
Sale of preferred stock for cash                      --                 --                 --            100,000
Conversion of convertible notes payable to
   common stock                                   23,077                 --                 --             28,322
Issuance of shares for payment of services        23,902                 --                 --             32,000
Issuance of shares for payment of services         1,561                 --                 --              2,000
Net loss                                              --                 --         (4,527,363)        (4,527,363)
                                             -----------        -----------        -----------        -----------
Balance December 31, 2005                    $ 1,008,831        $   (10,000)       $(8,234,027)       $(5,880,630)
                                             ===========        ===========        ===========        ===========

(A) 239,599,127 shares of common stock issued by Championlyte Holdings, Inc. to Cargo Connection Logistics, Corp. in exchange for the Common stock of Cargo Connection Logistics Corp. (reverse merger) as if it had occurred on January 1, 2004.

                 See notes to consolidated financial statements.

                 CARGO CONNECTION LOGISTICS CORP. AND AFFILIATE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                       2005            2004
                                                                                   ------------    ------------
Cash flows from operating activities:
   Net loss                                                                        $ (4,527,363)   $   (852,362)
   Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
         Income from financial instruments                                             (932,137)             --
         Loss on extinguishment of debt                                                 614,362              --
         Amortization of note discounts                                                 258,377              --
         Interest expense for embedded derivative instruments                           163,845              --
         Write off of deferred financing costs                                         (105,000)             --
         Issuance of shares for services                                                190,033              --
         Depreciation and amortization                                                  246,031         263,939
         Allowance for doubtful accounts                                                270,983         525,000
         Deferred rent                                                                  781,252          (8,882)
   Changes in operating assets and liabilities:
     Decrease in escrow held by factor                                                  207,289          41,023
     Increase in escrow held by attorney                                                (49,351)             --
     Decrease (increase) in accounts receivable                                         113,416        (545,850)
     (Increase) decrease in due from factor                                            (367,637)        208,637
     Decrease (increase) in prepaid expenses                                             49,303        (127,533)
     Decrease (increase) in due from others                                                  --          (4,651)
     Decrease in due from employees                                                       7,240              --
     Increase in accounts payable and accrued expenses                                  732,583         486,795
     Payments for note payable - factor                                                (428,534)        428,534
     Increase in security deposits and escrowed funds                                       595          11,011
     Decrease in customer deposits                                                           --        (320,850)
     Decrease in income taxes payable                                                        --          (5,400)
                                                                                   ------------    ------------
Net cash (used in) provided by operating activities                                  (2,774,713)         99,411
                                                                                   ------------    ------------
Cash flows from investing activities:
  Payments received for security deposits                                                88,880          98,262
  Purchases of property and equipment                                                   (16,897)       (147,465)
  Proceeds from sale of property and equipment                                           38,347              --
                                                                                   ------------    ------------
Net cash provided by (used in) investing activities                                     110,330         (49,203)
                                                                                   ------------    ------------
Cash flows from financing activities:
  Proceeds from sale of Series III Preferred Stock                                      100,000              --
  Proceeds from sale of Series IV Preferred Stock                                       490,000              --
  Repayments towards related parties                                                   (111,180)         (7,700)
  Advances from others                                                                   62,500              --
  Amounts received from related parties                                                 684,644         219,207
     Proceeds from notes payable                                                         91,599          60,000
     Principal payments on notes payable                                               (257,006)       (373,604)
     Proceeds from secured debentures                                                 2,825,000              --
Repayment of secured debenture                                                       (1,000,000)
     Principal payments on capital leases payable                                       (69,786)        (85,198)
                                                                                   ------------    ------------
Net cash provided by (used in) financing activities                                   2,815,771        (187,295)
                                                                                   ------------    ------------
Net increase (decrease) in cash                                                         151,388        (137,087)
Cash, beginning of year                                                                  95,630         232,717
                                                                                   ------------    ------------
Cash, end of year                                                                  $    247,018    $     95,630
                                                                                   ============    ============
Supplemental disclosure of cash flow information
Interest expense                                                                   $     61,928    $         --
                                                                                   ============    ============
Income taxes                                                                       $         --    $         --
                                                                                   ============    ============
Supplemental schedule of non-cash activities:
Conversion of convertible notes payable to common stock                            $    512,527    $         --
                                                                                   ============    ============
Recapitalization of additional paid in capital in connection with reverse
   acquisition                                                                     $ 16,230,384    $         --
                                                                                   ============    ============
Shares issued to subsidiary in connection with reverse acquisition                 $    239,599    $         --
                                                                                   ============    ============
Accrued interest assumed as part of convertible note                               $      2,721    $         --
                                                                                   ============    ============
Issuance of shares for settlement of payables                                      $    877,622    $         --
                                                                                   ============    ============
Cancellation of shares issued to Cornell Capital                                   $    790,000    $         --
                                                                                   ============    ============
Conversion of preferred stock to common stock                                      $    142,000    $         --
                                                                                   ============    ============
Gain on debt disposal                                                              $          0    $         --
                                                                                   ============    ============


          The accompanying notes should be read in conjunction with the combined financial statements.

            CARGO CONNECTION LOGISTICS HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION, HISTORY AND NATURE OF BUSINESS

On May 12, 2005, Cargo Connection Logistics Holding, Inc. (f/k/a Championlyte Holdings, Inc.) began operating in the transportation and logistics industry as a third party logistics provider of transportation and management services, primarily through its subsidiaries, Cargo Connection Logistics Corp. and Mid-Coast Management, Inc., to its target client base, ranging from mid-sized to Fortune 100(TM) companies. This is accomplished through its network of terminals and transportation services. Effective May 23, 2005, the name Championlyte Holdings, Inc. was changed to Cargo Connection Logistics Holding, Inc. (the "Company") to better reflect the new nature and focus of the entity and its operations. Cargo Connection Logistics Holding, Inc. and all of its subsidiaries are collectively referred to as the "Company".


The Company is a provider of logistics solutions for global partners through its network of branch locations and independent agents in North America. It operates as predominately as a non-asset based transportation provider which provides truckload and less-than-truckload (LTL) transportation services utilizing some Company equipment, dedicated owner operators and through our relationships with transportation companies.

The Company also provides a wide range of value-added logistics services which include U.S. Customs Bonded warehouse facilities and container freight station operations which enhance and support our customer's supply chain logistics needs. Some of the services provided are pick and pack services, special projects that will include changing labels or tickets on items, inspection of goods into the United States.


Reverse Acquisition

On May 12, 2005 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange (the "Agreement") between the Company, Cargo Connection Logistics Corp. ("Cargo Connection"), a Delaware corporation, and Mid-Coast Management, Inc. ("Mid-Coast"), an Illinois corporation, the Company purchased all of the outstanding shares of Cargo Connection and Mid-Coast for a total of 70% of the then issued and outstanding shares of the Company's common stock. As additional consideration, the Company will issue shares of a new series of preferred stock, the amount to be determined, to Cargo Connection and Mid-Coast which, when converted into shares of the Company's common stock expected to be within twelve (12) months from the Effective Date, Cargo Connection and Mid-Coast will own a total of eighty (80%) percent of the outstanding shares of the Company at such time.


The acquisition of Cargo Connection and Mid-Coast has been treated as a recapitalization and purchase by Cargo Connection and Mid-Coast as the accounting acquirer (reverse acquisition) of the Company, as control rests with the former Cargo Connection and Mid-Coast stockholders, although prior to the acquisition, the Company had been the registrant. Therefore, the historical financial statements prior to May 12, 2005 are those of Cargo Connection and Mid-Coast. The transaction is considered a capital transaction whereby the Company contributed its stock for the net assets of Cargo Connection and Mid-Coast.

Reverse merger accounting requires the Company to present in all financial statements and other public information filings, prior historical and other information of Cargo Connection and Mid-Coast, and a retroactive restatement of cargo's historical stockholders' investment for the equivalent number of shares of common stock received in the merger. Accordingly, the accompanying consolidated financial statements present the results of operations for the year ended December 31, 2005 and 2004 which are based upon historical financial statements of Cargo Connection and Mid-Coast. Subsequent to May 12, 2005, the operations reflect the combined operations of the former Company and Cargo Connection and Mid-Coast.


NOTE 2 - BASIS OF PRESENTATION

Principals of consolidation

The consolidated financial statements include the accounts of the Company and all subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year's presentation.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Cash, concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company has not experienced any losses on these accounts, and believes that such risk in minimal.

The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

b)    Allowance for Doubtful Accounts

Management makes estimates as to the collectablility of accounts receivable. Management specifically analyzes the aging of accounts receivable, client credit reports, industry trends and economic indicators, as well as analysis of recent payment history for specific customers.


c)    Property, Plant and Equipment


Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the office equipment, trucks, machinery and equipment, and furniture and fixtures are five years. Computer equipment and software is depreciated over three years and leasehold improvements are amortized over the shorter of the life of the improvement or the length of the lease.

The Company recognizes rent expense based upon the straight-line method which adjusts for rent abatements and future rent increases. In connection with future minimum lease payments at December 31, 2005, the amount deferred was $875,567.

The Company amortizes deferred financing costs over the respective terms of their agreements using the straight-line method.

The components of property, plant and equipment were as follows:


                                                       December 31,
                                                 -----------------------
                                                    2005         2004
                                                 ----------   ----------
Automobiles and trucks                           $  234,192   $  234,192
Machinery equipment                                 328,265      394,003
Furniture and fixtures                              332,347      326,867
Computer equipment                                  627,385      625,324
Leasehold improvements                              140,098      130,740
                                                 ----------   ----------
                                                  1,662,287    1,711,126
Less accumulated depreciation and amortization    1,250,254    1,031,613
                                                 ----------   ----------
Property and equipment, net                      $  412,033   $  679,513
                                                 ==========   ==========



Depreciation expense for the years ended December 31, 2005 and 2004 was $246,031 and $263,940, respectively.


d)    Valuation of long-lived assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144") which requires that long-lived assets be evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the undiscounted future cash flows is less than the carrying amount of the asset or asset group, an impairment loss is recognized for the difference between the estimated fair value and the carrying value of the asset or asset group. During the year ended December 31, 2005, there were no impairment charges relating to long-lived assets.

e)    Revenue recognition


The Company recognizes all revenues based upon delivery of the goods at their final destination for transportation. The warehouse services operation recognizes revenue upon the completion of services. Costs related to such revenue are included in direct operating expenses


f)    Income taxes


The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Current income taxes are based on the respective periods' taxable income for federal, state and city income tax reporting purposes.


g)    Estimated liability for insurance claims

The Company maintains automobile, general, cargo, and workers' compensation claim liability insurance coverage under both deductible and retrospective rating policies. In the month claims are reported, the Company estimates and establishes any potential liabilities, if they exist, for its share of ultimate settlements using all available information, coupled with the Companies' history of such claims. Claim estimates are adjusted when additional information becomes available. The recorded expense depends upon actual loss experience and changes in estimates of settlement amounts for open claims that have not been fully resolved. However, final settlement of these claims could differ from the amounts the Company has accrued at year-end.

h)    Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The more significant accounting estimates inherent in the preparation of the Company's consolidated financial statements include estimates as to the depreciable lives of property and equipment, valuation of equity related instruments and derivatives issued, valuation allowance for deferred income tax assets and allowance for doubtful accounts.

i)    Fair value disclosure

For certain of the Company's financial instruments, including cash, receivables, accounts payable, and accrued expenses, the carrying amounts approximate their fair values due to their short-term maturities. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt offered to the Company.


j)    Loss per common share


The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per common share is computed by dividing net loss allocable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share reflects the dilution from the potential conversion or exercise into common stock of securities such as warrants. In all financial statements presented, diluted net loss per common share is the same as basic net loss per common share. For the years ended December 31, 2005 and 2004 warrants to purchase 2,000,000 and -0-shares of common stock, respectively, were excluded from the calculation of fully diluted earnings per share since their inclusion would have been anti-dilutive. No additional shares of common stock for the potential dilution from the conversion or exercise of securities into common stock are included in the denominator, since the result would be anti-dilutive.

k)    Stock-based compensation

On January 1, 2002, the Company has adopted fair value accounting for grants of common stock, options and warrants to employees and non-employees in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), as amended by FAS 148 and Emerging Issues Task Force Issue 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" (EITF 96-18). The compensation expense is recognized over the vesting period. All options granted by the Company prior to 2005 vested immediately and compensation expense was recognized in the period of grant (refer to Notes 17 and 18).

l)    Discount on debt



      The Company has allocated the proceeds received from convertible debt instruments between the underlying debt instruments and the warrants, and has recorded the conversion feature as a liability in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and related interpretations. The conversion feature and certain other features that are considered embedded derivative instruments, such as a variable interest rate feature, a conversion reset provision and redemption option, have been recorded at their fair value within the terms of SFAS No. 133 as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown on the Consolidated Statement of Operations. The Company has also recorded the resulting discount on debt related to the warrants and conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments. For debt instruments having conversion features whereby the holder can convert at anytime, the deferred charge is recorded as interest expense in the period proceeds are received.


m)    Financial instruments

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

NOTE 4 - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company incurred a net loss attributable to common stockholders of approximately $4,527,000 and $852,000 for the years ended December 31, 2005 and 2004, respectively, and has a working capital deficiency of approximately $5,471,000 at December 31, 2005 and a stockholders' deficit of approximately $5,881,000 at December 31, 2005 and expects that it will incur additional losses in the immediate future. To date the Company has financed operations primarily through sales of its equity securities and issuance of debt instruments to related and unrelated parties.

Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future, raise additional capital through the issuance of debt and sale of its common or preferred stock and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Although management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining financing on terms acceptable to the Company. The outcome of these matters cannot be predicted with any certainty at this time.

These factors raise substantial doubt that the company will be able to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The audit report prepared by our independent registered public accounting firm relating to our consolidated financial statements for the year ended December 31, 2005 includes an explanatory paragraph expressing the substantial doubt about our ability to continue as a going concern.

NOTE 5 - RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The Company's management and its audit committee concluded, on April 18, 2006, that we would restate previously issued consolidated financial statements for the two years ended December 31, 2004 and 2003, the quarters ended March 31, 2004; June 30, 2004 and September 30, 2004, as well as the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 to correct for errors in the accounting for Convertible Debenture Notes, Stand Alone Warrants and as a result of certain registration rights granted to the investors of these notes, potential Liquidated Damages, interest rate adjustments and conversion option features that were not previously recorded.


More specifically, the convertible debt has been previously been accounted for under EITF 98-5 and EITF 00-27 using the intrinsic value accounting model which includes accounting for beneficial conversion features. It has been determined that the secured convertible debentures have embedded derivatives requiring bifurcation under EITF 00-19 which require these instruments to be accounted for under SFAS 133 using the fair value accounting model.


As a result of the Company's determination certain convertible debt instruments are not conventional convertible debt, and any associated warrants and any beneficial conversion features that were previously recorded as additional paid in capital and with a corresponding reduction to the notes payable would be eliminated from the balance sheet and the amortization of any warrant and beneficial conversion feature value would be eliminated from the results of operations. The warrants and any other potential embedded derivatives in the notes requiring bifurcation under ElTF 00-19 would be accounted for as liabilities and valued by being marked to market at each balance sheet date under SFAS 133 and the corresponding gain or loss in value would be recorded in our statement of operation as additional financing costs.

The Company reviewed its initial accounting for its (1) Series A 6.5% Convertible Promissory Notes originally issued to Advantage Fund and subsequent notes issued and/or assigned to Advantage Capital, Alpha, Gamma, Latitude, Cornell and Montgomery, (2) along with the Highgate Convertible Note, dated May 11, 2005. During the review, the Company identified that EITF 00-19 should be applied to evaluate whether any embedded derivative instruments qualify as equity instruments or as liabilities. As a result, certain embedded derivatives were identified that met the conditions set forth under paragraph 12 of SFAS No.
133. These embedded derivative instruments have been evaluated using EITF 00-19 paragraphs 12 to 32 and determined that these instruments would not be classified as components of stockholders equity. The instruments have been deemed liabilities, and as such, will be subject to SFAS 133 and should be recorded at fair value.

As a result of the restatement, warrants and options have also been reclassified as derivative liabilities. The warrants and options had previously been measured based on a relative fair method and are now measured at their full fair value and will be marked to market on each balance sheet date.

Embedded derivatives contained in the convertible debenture are now bifurcated from the host debt and measured at fair value and classified as derivative liabilities. These embedded derivatives will also be marked to market on each balance sheet date.

The resulting debt discount will be amortized over the period of the convertible debt and the secured line of credit as interest and other expenses in our accompanying consolidated statements of operations.

The effect on our accompanying consolidated balance sheet as of December 31, 2004, was an increase in liabilities by $976,213 and corresponding decrease in stockholders' equity of $976,213. The effect on our consolidated statements of operations for the year ended December 31, 2004 was an increase in our net loss of $299,957.

Features within the debt noted above that have been evaluated and determined to require such treatment include:

      o     The principal conversion options.

      o     The monthly payments conversion options.

      o     The interest rate adjustment provisions.

Management believes the scope and process of its internal review of previously reported financial information was sufficient to identify issues of a material nature that could affect our Consolidated Financial Statements and all dates and periods presented herein have been restated to fairly present the results of our operations.

The following is a summary of the impact of the adjustments on the Company's previously reported consolidated balance sheet as of December 31, 2004.

                                                 December 31, 2004
                                             ----------------------------
                                            (As reported)   (As restated)
                                             ------------    ------------
TOTAL ASSETS                                 $     67,017    $     67,017
                                             ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                    $  1,098,555    $  1,098,555
Noncurrent liabilities:
Long term convertible notes payable             1,250,672       1,055,802
Derivative financial instruments                       --         877,030
Long term asset retirement obligation                  --              --
Long term, other                                       --              --
                                             ------------    ------------
Total liabilities                               2,349,227       3,031,387
                                             ------------    ------------
Stockholders' Equity
Preferred stock                                   265,000         265,000
Common stock                                       44,422          44,422
Deferred Costs                                   (863,369)              0
Additional paid-in capital                     17,410,588      16,547,519
Accumulated deficit                           (19,138,851)    (19,821,311)
                                             ------------    ------------
Total stockholders' equity                     (2,282,210)     (2,964,370)
                                             ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $     67,017    $     67,017
                                             ============    ============

NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", an amendment of APB Opinion No. 29. SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21 (b) of APB Opinion No. 29, "Accounting for Nonmonetary Transactions" ("APB 29"), and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for the fiscal periods beginning after June 15, 2005 and the Company will adopt this Statement in the first quarter of 2006. The Company currently does not anticipate that the effects of the statement will materially affect its consolidated financial position or consolidated results of operations upon adoption.

In February 2006, the FASB issued SFAS 155 - "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140." This Statement amends FASB Statements No. 133, "Accounting for Derivative Instruments and Hedging Activities", and No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This
Statement:

      a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

      b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

      c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

      d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

      e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

In March 2005, the FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No. 143 "Accounting for Asset Retirement Obligations ("SFAS No. 143")" ("FIN 47"). FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The liability for the conditional asset retirement obligation should be recognized when incurred. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective for fiscal periods beginning after December 15, 2005, and we will adopt this provision, as applicable, during fiscal year 2006.

In May 2005, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 154 ("SFAS No. 154"), "Accounting Changes and Error Corrections." SFAS No. 154 requires restatement of prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Also, SFAS No. 154 requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 however the Statement does not change the transition provisions of any existing accounting pronouncements. The Company will adopt the provision, as applicable, during fiscal year 2006.

On July 14, 2005, FASB issued its Exposure Draft, "Accounting for Uncertain Tax Positions", which is a proposed interpretation to FASB Statement No. 109, "Accounting for Income Taxes." This proposed interpretation would require an enterprise to recognize, in its financial statements, the best estimate of the impact of a tax position. In evaluating whether the probable recognition threshold has been met, this proposed interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The term probable is used in this proposed interpretation consistent with its use in FASB Statement No. 5, "Accounting Contingencies", to mean "the future event or events are likely to occur." Individual tax positions that fail to meet the probable recognition threshold will generally result in either (a) a reduction in the deferred tax asset or an increase in a deferred tax liability or (b) an increase in a liability for income taxes payable or the reduction of an income tax refund receivable. The impact may also include both
(a) and (b). The proposed interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005. The initial recognition of the effect of applying the proposed interpretation would be a cumulative effect of a change in accounting principle. The comment period for the proposed interpretation ends on October 28, 2005. The Company is currently evaluating the impact of the Exposure Draft on its financial statements.

NOTE 7 - FACTORING FACILITIES

Cargo Connection has an agreement with a factor which provides an accounts receivable factoring facility by purchasing certain accounts receivable and extending credit with a maximum borrowing amount of $2,000,000. The contract is annual in nature, automatically renewing annually unless Cargo Connection provides thirty (30) days cancellation notice. The agreement provides that the factor will purchase up to 90% of eligible accounts receivable of Cargo Connection minus a discount of approximately 1.55% and a discretionary reserve (holdback) which is reduced with payments from the debtor. If an invoice is outstanding over 90 days, Cargo Connection, under recourse provisions, must buy back the invoice from the factor. Cargo Connection must submit a minimum of $1,500,000 of eligible invoices in any calendar quarter. At December 31, 2005, $611,684 is due from the factor which represents the reserve against submitted invoices. The escrow being held by the factor totaling $152,864 represents funds available to assist Cargo Connection in funding payments to carriers. At December 31, 2005, the total amount advanced by the factor was $1,802,513 which represents the financing of accounts receivables purchased.

Promissory Note

In addition, with the bankruptcy filing of one of Cargo Connection's customers, a Promissory Note was entered into for the repayment of the advances given to Cargo Connection for eligible invoices for that customer. This note was entered into on December 3, 2004 in the amount of $523,412. Cargo Connection, through its collection process, fully paid the obligation in 2005.

NOTE 8 - CONVERTIBLE NOTES PAYABLE


The Company is obligated under various Series A convertible promissory notes payable to four entities totaling $514,502 (see note 13). The notes were due December 31, 2004 and are considered on demand. Substantially all of the notes have been fully paid or converted as of May 1, 2006. The notes bear interest at 6.5% and are convertible into shares of the Company's common stock with a conversion price per share equal to the lesser of the average of the lowest of three day trading prices during the five trading days immediately prior to the conversion date multiplied by .80 or, the average of the lowest of three day trading prices during the five trading dates immediately prior to the funding dates. Pursuant to the terms of the notes, the Company entered into a Security Agreement with a collateral agent, on behalf of the note holders granting the collateral agent a security interest in substantially all of the Company's assets.


The Company was obligated under a $50,000 Series B 6.5% Convertible Promissory Note. In May 2005, the holder elected to convert its promissory note into Series IV preferred stock and is fully paid.


These Notes are hybrid instruments which contain embedded derivative features which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes and the early redemption option. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes. The unamortized discount amount is $-0-.

         The following Short Term Notes are represented on the condensed consolidated balance sheet. The notes are presently stated on a net to fair value basis.


In summary, the following are represented on the consolidated balance sheet.

Short-term Notes:
-----------------
                            Fair Value
                             --------
Advantage Funds              $346,002
Advantage Capital              43,500
Montgomery                    100,000
Gamma                          25,000
                             --------
         Total Short-term:   $514,502
                             ========

Long-term convertible note


In April 2005, the Company entered into a Convertible Promissory Note to a former Company officer that was advanced to the Company in the amount of $86,790 (see note 13). The note has a 3-year term with interest payable only at a rate of 8% per annum. The Company has an option on the three year anniversary of the debenture to pay the debenture in full or convert into the Company's shares of common stock. However, in no event shall the Holder be entitled to convert this note so that the Holder, upon conversion would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. The Holder is entitled to convert into shares of the Company's common stock, at the price per share equal to the lesser of (a) an amount equal to one hundred and fifty percent (150%) of the closing bid price of the Common Stock or (b) an amount equal to fifty percent (50%) of the closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the Conversion Date.


In summary, the following are represented on the consolidated balance sheet.

Long-term Notes:

                            Fair Value
                             --------
David Goldberg               $ 86,790
Discount on Note              (71,583)
                             --------
         Total Short-term:   $ 15,207
                             ========

NOTE 9 - OBLIGATIONS UNDER CAPITAL LEASES

The Company leases machinery, equipment and software under various non-cancelable capital leases with a capitalized cost of $714,431, less accumulated amortization of $520,635 as of December 31, 2005. The obligations require monthly payments, including interest totaling $4,151. Interest rates range from 2% to 14% and the lease obligations mature through September 30, 2008. Various obligations are guaranteed by certain executive officers of the Company.

As of December 31, 2005, the aggregate future minimum annual lease payments under these leases are as follows:

Years Ending December 31,
-------------------------
2006                                             $65,704
2007                                              16,887
2008                                               2,607
2009                                                 -0-
                                                 -------
Total                                             85,198
Less: amount representing interest                 2,803
                                                 -------
Net present value of capital lease obligations    82,395
Current portion                                   63,239
                                                 -------
Long-term portion                                $19,156
                                                 =======

NOTE 10 - NOTES PAYABLE

Two obligations with a vendor originally totaling $157,773 relating to the purchase of trailers were fully paid in April 2005.

In May, 2003, Cargo Connection entered into a loan agreement with U.S. Small Business Administration ("SBA") whereby the SBA loaned the Company $90,200 for working capital purposes. The loan bears interest at a rate of 4% per annum and matures in 2008, when the balance due will approximate $14,000. Monthly installments of $2,664 began in June, 2005. No payments for interest or principal were required before that date. The note is secured by the personal guarantees of the officers of Cargo Connection and is collateralized by substantially all the assets of Cargo Connection. As of December 31, 2005, the balance of the note is $81,167.

In September, 2003, Cargo Connection entered into a note payable for $204,372 which is secured by six tractors. The note bears interest at a rate of 8% per annum and is payable in monthly installments of principal and interest totaling $7,489. The note matures in February 2006 and is collateralized by the tractors. At December 31, 2005, the balance due is $14,830. The note is secured by the personal guarantees of the officers of Cargo Connection.


An obligation due to a vendor totaling $108,256 relating to services provided was fully paid in February 2005.


In March, 2004, Mid-Coast entered into a revolving term loan with its financial institution whereby Mid-Coast was granted a $100,000 line of credit that bears interest at a rate of prime plus 2-1/2% (9.75% at December 31, 2005). Mid-Coast is required to make monthly interest only payments until December 15, 2006, when the line of credit terminates. At that time the remaining balance becomes a note payable with a four year term. The obligation is collateralized by all of the assets of Mid-Coast and guaranteed by all of this company's officers. Mid-Coast is classifying this loan as current since the interest only payments terminate on December 15, 2006.

The Company entered into a promissory note with National Semi-Trailer for repayment of trade payable obligations in the amount of $87,910 for repayment of its accounts payable obligations due to National Semi-Trailer Corp. The note bears interest at a rate of 10% per annum and is payable in weekly installments of principal and interest totaling $2,041.

Included in notes payable is insurance financing totaling $119,501 as of December 31, 2005.


At December 31, 2005, future minimum annual principal payments on the above notes are as follows:

Twelve Months Ending December 31,
---------------------------------
2006                                       $351,495
2007                                         30,446
2008                                         21,467
2009                                            -0-
                                           --------
                                           $403,408
                                           ========


The following table details the Notes Payable as of December 31, 2005:



                  HSBC Bank                        $100,000
                  National Semi-Trailer              87,910
                  US-SBA                             81,167
                  Financial Federal                  14,830
                  Insurance premium financing       119,501
                                                   --------
                           Total                   $403,408
                           Less: Current portion    351,495
                                                   --------
                           Long-term portion       $ 51,913
                                                   ========


NOTE 11 - SECURED CONVERTIBLE DEBENTURES

On May 12, 2005, the Company completed a financing agreement for $1,000,000 with Highgate House Funds, Ltd. (the "Investor"). Under the agreement the Company issued a $1,000,000 secured convertible debenture with a 10% interest rate to the Investor with a maturity date of November 3, 2006. The debenture was secured by all of the assets of the Company. This note was paid off through a new financing arrangement entered into by the Company on December 29, 2005 with Montgomery Equity Partners, Ltd. described below.

The Note is a hybrid instrument which contains both freestanding derivative financial instruments and more than one embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The freestanding derivative financial instruments include the warrant, which was valued individually, and totaled $898,268 at the date of inception. The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes, the conversion reset feature, and the early redemption option. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the note.

In order to comply with generally accepted accounting principles in the United States, the Company`s consolidated financial statements had to reclassify the Highgate warrants from additional paid in capital to liabilities and interest expense effective May 12, 2005 to reflect that the registration rights agreement into which the Company entered in connection with its issuance of the warrants requires the Company to pay liquidated damages, which in some cases could exceed a reasonable discount for delivering unregistered shares and thus would require the warrants to be classified as a liability until the earlier of the date the warrants are exercised or expire. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock", the Company has allocated a portion of the offering proceeds to the warrants based on their fair value. EITF 00-19 also requires that the Company revalue the warrants as a derivative instrument periodically to compute the value in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as other expense or other income.

In conjunction with the Highgate Instrument, Highgate was paid a fee of $105,525 in May 2005, and received a three-year warrant to purchase up to 250,000 shares of the Company's common stock at price of $0.001 per share. The warrant, which is exercisable immediately, was valued at $7,424 using a Black-Scholes option pricing model. The value of the warrant and the fees paid to Highgate were recorded as a discount to the note and are being amortized over the term of the loan using the effective interest method. Upon the repayment of the debenture which occurred in December 2005, the warrant was cancelled.

In October 2005, the Company entered into a second secured convertible debenture with members of the management in the amount of $75,000. Under the agreement the Company issued a $75,000 secured convertible debenture with a 15% interest rate to the group with a maturity date of September 30, 2006. The debenture is convertible after into common shares of the Company at a conversion price equal to the lesser of (a) $0.005 per share or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock of the five (5) trading days immediately preceding the Conversion date.

This Note is a hybrid instrument which contains an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative feature have has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value of the embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 12 months.

On December 29, 2005, the Company completed a financing agreement for $1,750,000 with Montgomery Equity Partners, Inc. (the "Investor"). Under the agreement the Company issued a $1,750,000 secured convertible debenture with a 10% interest rate to the Investor with a maturity date of December 28, 2007. The debenture is convertible after into common shares of the Company at a conversion price equal to the lesser of (a) $0.0025 per share or (b) seventy five percent (75%) of the lowest Closing Bid Price of the Common Stock of the ten (10) trading days immediately preceding the Conversion date. The Company simultaneously issued to the Investor a three year Warrant to purchase 2,000,000 Shares of the Company's common stock at an exercise price of $0.001. The Company is committed to filing an SB-2 Registration Statement with the SEC no later than forty-five (45) days from date of funding. The Company can be held in default if the SB-2 Registration Statement does not become effective within 150 days of filing the statement. The obligation contains several affirmative and negative covenants.

There are penalty provisions for the Company should the filing not become effective within 120 days of filing an SB-2 Registration Statement. The debenture is secured by the assets of the Company. The registration statement has been filed in February 2006. Some of the other provisions are (a) the Company, at its option, can redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date at a redemption premium twenty five percent (25%) of the principal amount being redeemed, and accrued interest; (b) the Holder has rights of first refusal on additional funding to the Company, so long as any portion of this Debenture is outstanding if the Company intends to raise additional capital by the issuance or sale of capital stock; (c) the Holder, together with any affiliate thereof may not beneficially own in excess of 4.9% of the then issued and outstanding shares of Common Stock.

The Note is a hybrid instrument which contains both freestanding derivative financial instruments and more than one embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The freestanding derivative financial instruments include the warrant, which was valued individually, and totaled $1,857,752 at the date of inception.

The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes, the conversion reset feature, the early redemption option and the interest rate adjustments. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 24 months.

In order to properly reflect the consolidated financial statements so that they comply with generally accepted accounting principles in the United States, the Company has classified the Montgomery warrants as liabilities and associated interest expenses effective December 29, 2005 to reflect that the registration rights agreement into which the Company entered in connection with its issuance of the warrants requires the Company to pay liquidated damages, which in some cases could exceed a reasonable discount for delivering unregistered shares and thus would require the warrants to be classified as a liability until the earlier of the date the warrants are exercised or expire. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock", the Company has allocated a portion of the offering proceeds to the warrants based on their fair value. EITF 00-19 also requires that the Company revalue the warrants as a derivative instrument periodically to compute the value in connection with changes in the underlying stock price and other assumptions, with the change in value recorded as other expense or other income.

In conjunction with the Montgomery Convertible Note, Montgomery was paid a fee of $135,000 in December 2005, and received a three-year warrant to purchase up to 2,000,000 shares of the Company's common stock at a price of $0.001 per share. The warrant, which is exercisable immediately, was valued at $3,784 using a Black-Scholes option pricing model. The value of the warrant and the fees paid to Montgomery were recorded as a discount to the note and are being amortized over the term of the loan using the effective interest method.

NOTE 13 - FINANCIAL INSTRUMENTS

Series A 6.5% Convertible Promissory Notes

These Notes are hybrid instruments which contain embedded derivative features which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The various embedded derivative features have been bundled together as a single, compound embedded derivative instrument that has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The single compound embedded derivative features include the conversion feature within the notes and the early redemption option. The value of the single compound embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes.

In order to correct the consolidated financial statements so that they comply with generally accepted accounting principles in the United States, the Company has restated the consolidated financial statements as of December 31, 2004 to reclassify the embedded derivatives in these Series A 6.5% Convertible Promissory Notes from additional paid in capital to liabilities and interest expense effective January 2003. The Holders of these Notes include Advantage Capital, Advantage Fund, Montgomery, Gamma, Alpha, Latitude and Cornell.

Goldberg Convertible Promissory Note

This Note is a hybrid instrument which contains an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under SFAS No. 133. The embedded derivative feature have has been bifurcated from the debt host contract, referred to as the "Compound Embedded Derivative Liability". The embedded derivative feature includes the conversion feature within the note and an early redemption option. The value embedded derivative liability was bifurcated from the debt host contract and recorded as a derivative liability, which resulted in a reduction of the initial carrying amount (as unamortized discount) of the notes. The unamortized discount is amortized to interest expense using the effective interest method over the life of the notes, or 36 months.

In order to correct the consolidated financial statements so that they comply with generally accepted accounting principles in the United States, the Company will restate the consolidated financial statements for each quarter of 2005 to reclassify this Convertible Promissory Notes from additional paid in capital to liabilities and interest expense effective April 2005.


The following table details the liability for Financial Instruments as of December 31, 2005. It reflects the mark to market adjustments as of December 31, 2005.



Financial Instrument Liability

                        Unadjusted        Market to      Balances as of
                         Balances     Market Adjustment    12/31/2005
                       -------------    -------------    -------------
6.5% Series A Note     $  976,213.00    $ (847,587.00)   $  128,626.00
Goldberg Note              77,769.00         9,140.00        86,909.00
Highgate Warrants           7,425.00        (6,966.00)          459.00
JD/JL/SG Note             116,616.00       (47,174.00)       69,442.00
Montgomery              1,857,752.00         5,782.00     1,863,534.00
Montgomery Warrrants        3,784.00            (1.00)        3,783.00
                       -------------    -------------    -------------
                       $3,039,559.00    $ (886,806.00)   $2,152,753.00
                       =============    =============    =============


NOTE 14 - EMPLOYEE BENEFIT PLAN

The company maintains a 401(k) savings plan that covers substantially all of its employees. Participants in the savings plan may elect to contribute, on a pretax basis, a certain percentage of their salary to the plan. Presently, the Company does not match any portion of the participant's contributions as per the provisions of the plan.


NOTE 15 - COMMITMENTS AND CONTINGENCIES


Lease Commitments


The Company has entered into non-cancelable operating leases for offices and warehouse space in several States including Illinois, New York, Ohio, Florida and Georgia. Additionally, the Companies lease equipment and trucks under non-cancelable operating leases. The leases are subject to escalation for the Companies' proportionate share of increases in real estate taxes and certain other operating expenses. The approximate future minimum rentals under non-cancelable operating leases in effect on December 31, 2005, are as follows:


             Office and              Equipment and
           Warehouse Space               Trucks
             -----------              -----------
      2006   $ 1,402,112              $   112,293
      2007     1,645,445                  113,978
      2008     1,610,170                  115,688
      2009     1,500,066                  117,424
      2010     1,323,933                   89,055
Thereafter     4,670,171                      -0-
             -----------              -----------
             $12,151,897              $   548,438
             ===========              ===========

Rent expense (inclusive of amortization of straight line expense) charged to operations for office and warehouse space for the twelve months ended December 31, 2005, and 2004 amounted to $1,698,881 and $1,269,741 respectively. See Note 18 for rent expense paid to related entities. Rent expense charged to operations for trucks and equipment for the years ended December 31, 2005 and 2004 amounted to $528,835 and $616,847, respectively.

Litigation

Various vendors and consultants have filed actions against the Company. The Company has included $37,500 in accounts payable and accrued expenses at December 31, 2005, as a contingency related to one of these unsettled claims, actions and judgments based on the Company's and Counsel's assessment for Old Fashioned Syrup Company.

In addition to the aforementioned, the Company is party to various legal proceedings generally incidental to its business as is the case with other companies in the same industry. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of management that the outcome of any claim which is pending or threatened, either individually or on a combined basis, will not have a materially adverse effect on the consolidated financial statements of the Companies.

Significant Customers

For the year ended December 31, 2005, the Company, through the broadening of its customer base, had two (2) customers that accounted for more than 10% of its operating revenue. One customer accounted for approximately 17% and the other approximately 11%. For the year ended December 31, 2004 the Company had two (2) customers, which comprised approximately 75% of operating revenue.

Issuance of Stock for Services

The Company had retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financial, strategic and related developmental growth of the Company requiring monthly payments of $10,000 to the advisory firm. Upon termination, the Company would remain liable to the advisory firm for transactions consummated within the subsequent twenty-four months following the termination of the agreement. The relationship with this financial advisory firm was terminated on February 28, 2006.

The Company retained a public relations advisory firm as a business consultant to assist in a variety of areas relating to media and public relations of the Company requiring monthly payments of $2,000.


NOTE 16 - STOCKHOLDERS' DEFICIENCY


Conversion of Preferred Stock into Common

On May 5, 2005, the Company issued 10,000,000 common shares relative to a conversion of its series IV Preferred Stock in the amount of 25,000 shares.

In May 2005, the Company issued 200,000 shares of its common stock valued at $42,000 in accordance with an agreement with a Director who resigned on March 31, 2005.

On July 11, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock.

On July 30, 2005, we issued 42,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock

On August 4, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock.

On August 19, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock.

On September 14, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock.

On October 27, 2005, we issued 100,000 shares of series III Preferred Stock to two officers of Cargo Connection based on their investment of $100,000 into the Company.

Issuance of Stock Related to Capital

On August 9, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically issue and sell shares of our common stock for a total purchase price of $15 million. If the Company requests advances under the Standby Equity Distribution Agreement, Cornell will purchase shares of common stock of the Company for 98% of the lowest volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which the Company common stock is traded for the 5 days immediately following the advance notice date. Cornell will retain 5% of each advance under the Standby Equity Distribution Agreement. The Company may not request advances in excess of a total of $15 million. The maximum of each advance is equal to $400,000. In connection with the Standby Equity Distribution Agreement, the Company issued 8,315,789 shares of its common stock valued at $790,000 to Cornell as a commitment fee and we issued 105,263 shares of our common stock valued at $10,000 to Newbridge Securities as a placement agent fee. Such amounts have been recorded as deferred offering costs on the consolidated balance sheet at December 31, 2004. In April 2005, the Company and Cornell agreed to terminate this agreement and all related shares of common stock are to be returned to the Company. In May 2005, the 8,315,789 shares of common stock issued to Cornell were returned and cancelled. The Company has requested, but has not received the 105,263 shares of common stock issued to Newbridge Securities.

Conversion of Notes Payable

On January 6, 2005, the Company issued 747,044 shares of common stock to Gamma for the conversion of $25,000 of its promissory notes as requested in December 2004. The conversion has been recorded in January 2005.

On January 14, 2005, Latitude, holders of convertible promissory notes, had $135,000 of its promissory notes converted into 5,500,000 shares of the Company's common stock and $46,315 of accrued interest and $38,685 of additional interest.

On January 24, 2005, Cornell, holders of convertible promissory notes, had $10,000 of its promissory notes converted into 332,226 shares of the Company's common stock.

On May 18, 2005, Montgomery, holders of convertible promissory notes, had $15,000 of its promissory notes converted into 704225 shares of the Company's common stock. The stock transfer agent issued and additional 3,000 shares under this transaction.

On May 31, 2005, Montgomery, holders of convertible promissory notes, had $11,000 of its promissory notes converted into 825,206 shares of the Company's common stock.

On June 23, 2005, Alpha, holders of convertible promissory notes, had $50,000 of its promissory notes converted into 3,125,000 shares of the Company's common stock.

On July 21, 2005, we issued 2,083,333 shares of our common stock to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On July 29, 2005 we issued 18,578,083 shares of our common stock to Alpha, based on the conversion of $75,000 of a convertible promissory note.

On August 1, 2005, we issued 399,799 shares of our common stock to Montgomery, based on the conversion of $2,065.54 of a convertible promissory note.

On August 4, 2005, we issued 7,783,084 shares of our common stock to Alpha, based on the conversion of $30,000 of a convertible promissory note.

On August 16, 2005, we issued 1,500,000 shares of our common stock to Montgomery, based on the conversion of $18,156 of a convertible promissory note.

On September 2, 2005, we issued 546,218 shares of our common stock to Advantage, based on the conversion of $6,500 of a convertible promissory note.

On September 2, 2005, we issued 546,218 shares of our common stock to Advantage Capital, based on the conversion of $6,500 of a convertible promissory note.

On September 14, 2005, we issued 1,818,182 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On September 26, 2005, we issued 2,702,702 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On October 12, 2005, we issued 3,681,908 shares of our common stock to Montgomery, based on the conversion of $23,942 of a convertible promissory note and $2,016 of accrued interest.

On November 7, 2005, we issued 736,382 shares of our common stock to Montgomery, as consideration for damages incurred for failure to issue shares pursuant to a convertible promissory note in a timely manner. These shares were valued at $5,891.

On November 7, 2005, we issued 5,244,707 shares of our common stock to Alpha, based on the conversion of $25,000 of a convertible promissory note and $3,321 of accrued interest.

Preferred Stock

Series III: The Company amended its articles of incorporation in April 2003 and created 500,000 shares of Blank Check Series III Preferred Stock ("Series III"), $1.00 par value. The Series III preferred stock may be issued in one or more series, and each series will be so designated as to distinguish the shares thereof from the shares of all other series. The Board of Directors has express authority to fix, before the issuance of any shares of a particular series, the number, designation, and relative rights, preferences and limitations of the shares of such series.

      o The Company is authorized to issue 500,000 shares of Series III preferred stock, $1.00 par value per share, of which 265,000 shares are issued and outstanding at December 31, 2005.

      o On September 23, 2004, the Company designated 165,000 shares of the class of its Series III Preferred Stock, par value $1.00, to Triple Crown Consulting pursuant to a Promissory Note with the Company dated August 5, 2004. The rights, preferences, and privileges of the Series III Preferred Stock are relative to those of the Series IV Preferred Stock, par value $1.00, designated to Triple Crown Consulting, Inc. Such shares are based on a convertible promissory note entered into between the Company and the Investment Fund on August 5, 2004.

      o At the option of the Investment Fund, each outstanding share of Series III Preferred Stock is convertible into one share of common stock

      o In October 2005, the Company designated 100,000 shares of the class of its Series III Preferred Stock, par value $1.00, to Jesse Dobrinsky and John L. Udell ("Investors and Officers") as consideration for funds given to the Company. The rights, preferences, and privileges of the Series III Preferred Stock are relative to those of the Series IV Preferred Stock, par value $1.00, designated to Triple Crown Consulting, Inc. Such shares are based on an agreement entered into between the Company and the Investors on October 26, 2005. At the option of the Investors, each outstanding share of Series III Preferred Stock is convertible into common stock based on the following conversion formula: the conversion price per share shall be equal to the lesser of (i) the average of the lowest of three trading day trading prices during the five trading days immediately prior to the conversion date multiplied by .70, or (ii) the average of the lowest of the three day trading prices during the five trading days immediately prior to the funding date.


      o At the option of the Investment Fund, each outstanding share of Series III Preferred Stock is convertible into one share of common stock. In addition, the holders of this Series III Preferred Stock and the holders of our common stock along with the holders of Series IV Preferred Stock shall vote together as a single class on all actions to be taken by our stockholders. At all meetings of the stockholders and in the case of any actions of stockholders in lieu of a meeting, each holder of the Series III Preferred Stock shall have thirty times that number of votes on all matters submitted to the stockholders that is equal to the number of shares of common stock (rounded to the nearest whole number) into which such holder's shares of Series III Preferred Stock are then convertible, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such stockholders is effected. This provision for determination of the number of votes to which each holder of the Series III Preferred Stock is entitled shall also apply in cases in which the holders of the Series III Preferred Stock have the right to vote together as a separate class.

      o Series IV: The Company amended its articles of incorporation in September, 2003 and January, 2006 and increased to 600,000 shares its Series IV convertible Preferred Stock ("Series IV"), $1.00 par value. Each share of the Series IV preferred stock is convertible into one share of the Company's common stock. Each holder of the Series IV preferred stock has twenty times that number of votes on all matters submitted to stockholders that is equal to the number of shares of common stock into which such holder's shares of Series IV preferred stock are then convertible. In addition, the holders of the Series IV preferred stock are entitled to receive noncumulative cash dividends at an annual dividend rate as determined by the Board of Directors. The Series IV preferred stock has a liquidation price of $1.00 per share in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Company's articles of incorporation state that the Series IV preferred stock will be convertible into the Company's common stock at a conversion price equal to the lesser of (1) the average of the lowest of three-day trading prices during the five trading days immediately prior to the Conversion Date multiplied by .70, or (2) the average of the lowest of three-day trading prices during the five trading days immediately prior to the funding date(s).


      o The Company is authorized to issue 600,000 shares of class IV preferred stock, $1.00 par value per share, of which 552,500 shares are issued and outstanding at December 31, 2005.


NOTE 17 - STOCK OPTION PLANS

In August 1999, the Company's stockholders approved the adoption of an Incentive Stock Option Plan ("1999 Option Plan"), which allows the Board of Directors to grant options to employees and members of the Board of Directors. The 1999 Option Plan provided the Board of Directors the right to grant options to purchase up to a total of 100,000 shares of the Company's common stock. On August 17, 2000, with the approval of the stockholders of the Company, the number of shares available under the 1999 Option Plan was increased to 1,000,000. As of December 31, 2005, 220,000 options were outstanding under the 1999 Option Plan.

Currently there are outstanding options to purchase 500,000 shares of common stock granted to individuals outside of any equity compensation plan adopted by us ("Non-Plan Grants"). During the year ended December 31, 2005, the Company granted on Non-Plan Grant to purchase 100,000 shares of common stock. Such Non-Plan Grants were made pursuant to the terms of option agreements, as applicable, with each such grant authorized by the board of directors of Cargo. The Non-Plan Grants have not been approved by our stockholders.


Options to purchase common stock under the 1999 Option Plan have been granted to Company employees at fair market value at the date of grant.

Stock options granted under the 1999 Option Plan generally become exercisable immediately and expire 2 years from the date of grant.

The following information summarizes the Company's stock option activity at December 31, 2005:

Stock Options Plans:

                                                             Weighted Average
                                              Options         Exercise Price
                                              -------              -----
Outstanding at December 31, 2003              220,000              $1.07
   Granted                                         --                 --
   Exercised                                       --                 --
   Expired or cancelled                            --                 --
                                              -------              -----
Outstanding at December 31, 2004              220,000              $1.07
   Granted                                         --                 --
   Exercised                                       --                 --
   Expired or cancelled                            --                 --
                                              -------              -----
Outstanding at December 31, 2005              220,000              $1.07
                                              =======              =====

Non-plan stock options:


                                                         Weighted Average
                                            Options       Exercise Price
                                           ---------           ----
Outstanding at December 31, 2003             889,810           $.61
   Granted                                   400,000            .14
   Exercised                                      --             --
   Expired or cancelled                           --             --
                                           ---------           ----
Outstanding at December 31, 2004           1,289,810           $.46
   Granted                                   100,000            .03
   Exercised                                      --             --
   Expired or cancelled                      889,810            .62
                                           ---------           ----
Outstanding at December 31, 2005             500,000           $.07
                                           =========           ====

The following table summarizes information about stock options outstanding and exercisable at December 31, 2005


                                                                 Outstanding and exercisable
                                                  ---------------------------------------------------------
                                                  Weighted Average
                                                  Remaining Life In   Weighted Average
                           Number Outstanding           Years          Exercise Price    Number Exercisable
                           ------------------     -----------------   ----------------   ------------------
Range of exercise price:
$ .001 to  $.50                  500,000                 .75                 .12               500,000
$  .51 to $1.00                       --                  --                  --                    --
$ 1.01 to $1.50                  220,000                3.71                1.07               220,000
                                 -------                                                       -------
                                 720,000                                                       720,000
                                 =======                                                       =======


NOTE 18 - RELATED PARTY TRANSACTIONS


The Company is due amounts totaling $66,808 from officers and related entities, which are not included in these consolidated financial statements and are controlled by the Companies' stockholders. These receivables are non-interest bearing and do not have formal repayment terms. Management does not anticipate full collection of these amounts within a one-year period.

The Company owes amounts totaling $27.893 to related entities not included in these consolidated financial statements which are controlled by the Company's stockholders. These amounts are non-interest bearing and do not bear formal repayment terms.


The Company rents warehouse space and equipment from related entities. For the twelve months ended December 31, 2005, and 2004, rent expense charged to operations related to these rentals totaled approximately $803,524 and $784,499 respectively. The leases contain various options for extending and terminate in February 2014.

The Company and its related parties are guarantying a lease for a 92,000 square foot facility located in Bensenville, Illinois for Underwing International.

Grant of Stock Options

During the quarter ended March 31, 2005, the then President of Championlyte was granted options pursuant to the June 2003 two year employment agreement to purchase 100,000 shares of the Company's common stock, which are exercisable at $0.03 per share. The employment agreement entitled the President, as long as he was employed with Champion, to purchase 100,000 shares of the Company's common stock for each 90-day period through the term of the employment agreement. All options would have a term of two years. The options are exercisable at a price equal to 100% of the closing price of the stock as of the grant date. The options become fully exercisable on the date of grant. During the six months ended June 30, 2005, the fair value of the options using the Black-Scholes Option Pricing Model was $3,000 and was being amortized to compensation expense over the term of the employment agreement. Upon the resignation of the President, which occurred concurrently with the reverse acquisition, any unamortized compensation was expensed.

Employment Agreements - Terminated upon Reverse Acquisition

In April 2003, the Company's Board of Directors had passed a resolution to compensate its directors and certain officer's 150,000 shares of common stock on a quarterly basis. In February 2004, this had been amended to 175,000 shares of the Company's common stock to reflect the addition of a new member to the Company's Board of Directors. The Board of Directors had also included the then President of the Company. The Board of Directors resigned on May 12, 2005 in concurrence with the reverse acquisition. The Company does not currently have a plan to compensate its new members of the Board of Directors.

In June 2003, Championlyte had entered into a formal employment agreement with the then President of Championlyte. The agreement was for a term of two years.

The base salary for the executive was $3,500 per month, paid in the Company's common stock in the first year, and $4,000 per month payable in the Company's common stock in the second year. The employee was also entitled to commissions based on sales made as a direct result of the employee's efforts in amounts equal to 1% of gross sales payable on a quarterly basis.

NOTE 20 - SUBSEQUENT EVENTS

On January 6, 2006, we issued 4,566,210 shares of our common stock to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On January 9, 2006, we issued 2,705,628 shares of our common stock to Advantage Capital, based on the conversion of $5,000 of a convertible promissory note.

On January 9, 2006, we issued 4,032,258 shares of our common stock to Advantage, based on the conversion of $10,000 of a convertible promissory note.

On January 19, 2006, we issued 3,436,426 shares of our common stock to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On February 2, 2006, we issued 8,230,452 shares of our common stock to Advantage, based on the conversion of $20,000 of a convertible promissory note.

On February 2, 2006, we issued 3,541,666 shares of our common stock to Advantage Capital, based on the conversion of $8,500 of a convertible promissory note.

On February 2, 2006, we issued 8,230,452 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On February 8, 2006, we issued 5,249,344 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On February 16, 2006, we issued 8,264,463 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On February 27, 2006, we issued 11,509,993 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note.

On March 1, 2006, we issued 3,496,503 shares of our common stock to Advantage Capital, based on the conversion of $10,000 of a convertible promissory note.

On March 1, 2006, we issued 8,710,801 shares of our common stock to Advantage, based on the conversion of $25,000 of a convertible promissory note.

On March 3, 2006, we issued 8,064,516 shares of our common stock to Montgomery, based on the conversion of $25,000 of a convertible promissory note.

On March 7, 2006, we issued 6,053,269 shares of our common stock to Montgomery, based on the conversion of $25,000 of a convertible promissory note.

On March 10, 2006, we issued 4,180,602 shares of our common stock to Advantage, based on the conversion of $25,000 of a convertible promissory note.

On March 14, 2006, we paid $242,017.77 to Advantage, to redeem the remaining balance, plus interest, of the convertible promissory note held by them.

On March 17, 2006, we paid $28,139.51 to Advantage Capital, to redeem the remaining balance, plus interest, of the convertible promissory note held by them.

On May 4, 2006, we issued 1,562,500 shares of our common stock to Montgomery, based on the conversion of $10,000 of a convertible promissory note.

On May 4, 2006, we paid $40,559.72 to Montgomery, to redeem the remaining balance, plus interest, of the convertible promissory note held by them.

NOTE 19 - INCOME TAXES


Prior to May 12, 2005, both Cargo Connection Logistics Corp. and Mid Coast Management, Inc. had elected under the Subchapter S provisions of the Internal Revenue Code to be treated as an "S" Corporation. Accordingly, there is no provision for federal and state income taxes for the Companies for the year ended December 31, 2004 and for the period January 1, 2005 through May 11, 2005, because such liability is the responsibility of the individual stockholders.


Effective with the business combination as described in Note 1, Cargo Connection Logistics Corp. and Mid Coast Management, Inc. will no longer qualify to be taxed as "S" Corporations and therefore will be considered C-corporations subject to federal, state and local corporate taxes beginning May 12, 2005.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the expected benefits of utilization of net operating loss carry-forwards. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or the net operating losses can be utilized.

Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income in making this assessment.

A valuation allowance has been provided for the entire net deferred tax asset due to the uncertainty surrounding the utilization of these deferred assets.

The Company has net operating loss carry-forwards for both federal and state purposes totaling approximately $4,000,000 that will expire through 2025. At the present time, a portion of the net operating loss carry-forwards for tax purposes may not be currently available as the Company is behind schedule in the filing of certain income tax returns.

Significant components of the Company's net deferred tax assets and liabilities at December 31, 2005, are as follows:

Deferred tax assets:

   Net operating loss carry-forwards     $ 1,588,129
   Derivative liability                      861,101
   Deferred rents                            350,227
   Stock options                             262,000
   Asset reserves                            170,787
                                         -----------
     Total deferred tax assets             3,232,244
                                         -----------
Deferred tax liabilities:
   Debt                                     (789,928)
   Fixed assets                              (58,037)
                                         -----------
     Total deferred tax liabilities         (847,965)
                                         -----------
Net deferred tax asset                     2,384,279
Deferred tax asset valuation allowance    (2,384,279)
                                         -----------
Net Deferred tax asset                   $         0
                                         ===========

The Company evaluates the amount of deferred tax assets that are recorded against expected taxable income. As a result of this evaluation, the Company has recorded a valuation allowance of $2,384,279 for the year ended December 31, 2005, representing a current year change in the valuation allowance of $1,414,584. This allowance was recorded because, based on the weight of available evidence, it is more likely than not that the deferred tax assets may not be realized.

Income taxes computed at the federal statutory rate for the years ended December 31, 2005 and 2004 differ from amounts provided as follows:

                                                   2005    2004
                                                    ---     ---
Tax provision (benefit) at statutory rate           (34%)   (34%)
State and local taxes, net of federal benefit        (6)     (6%)
Losses incurred before termination of S-elections     9      40
Change in valuation allowance                        31
                                                    ---     ---
Effective income tax rate                             0%      0%
                                                    ===     ===

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Cargo Connection except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                             -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

                                                                                ----------------------

                                                                                       PROSPECTUS
    |_|  except the common stock offered by this
         prospectus;                                                             ---------------------

    |_| in any jurisdiction in which the offer or solicitation is not authorized;

    |_|  in any jurisdiction where the dealer or other                    4,002,000,000 shares of Common Stock
         salesperson is not qualified to make the offer
         or solicitation;

    |_|  to any person to whom it is unlawful to make the                      CARGO CONNECTION LOGISTICS
         offer or solicitation; or                                                   HOLDINGS, INC.

    |_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale                             July __, 2006
does not imply that:

    |_| there have been no changes in the affairs of Cargo Connection Logistics Holdings, Inc. after the date of this prospectus; or

    |_| the information contained in this prospectus is correct after the date of this prospectus.

                 -----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Cargo Connection will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee   $      1,600.00
       Printing and Engraving Expenses                       $      2,500.00
       Accounting Fees and Expenses                          $     20,000.00
       Legal Fees and Expenses                               $     50,000.00
       Miscellaneous                                         $     10,900.00

       TOTAL                                                 $     85,000.00

ITEM 26. SALES OF UNREGISTERED SECURITIES

         During the past three years, the Company has issued the following securities without registration under the Securities Act of 1933:

         On February 5, 2003, we issued 50,000 shares of our common stock to BevSystems International, Inc. pursuant to a strategic marketing agreement entered into in January 2003. The issuance was valued at $0.11 per share or $5,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On April 1, 2003, we issued 570,683 shares to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld had loaned us $140,000 and this amount represented repayment of $35,000 of such amount. Therefore, the issuance was valued at $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 19, 2003, we issued a total of 1,500,000 shares to Championlyte Asset Acquisition Corp. pursuant to an Issuance and Exchange Agreement. Championlyte Asset Acquisition Corp. received these shares as consideration for the conversion preferred shares into common shares. The issuance was valued at $0.07 per share or $105,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act 1933.

         On June 19, 2003, we issued 15,000 shares to R&T Sports Marketing Inc. pursuant to a consulting agreement with us to provide professional athletes to act as spokespersons and sponsors for our products. The issuance was valued at $0.23 per share or $3,450. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 19, 2003, we issued 50,000 shares to Andre Dawson pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 19, 2003, we issued 50,000 shares to Larry Little pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 19, 2003, we issued 50,000 shares to Alonzo Highsmith pursuant to a consulting agreement with us to act as a spokesperson and sponsor for our products. The issuance was valued at $0.23 per share or $11,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On June 24, 2003, we issued a total of 526,400 shares of our common stock to Knightsbridge Holdings, LLC doing business as Knightsbridge Capital pursuant to an agreement for consulting services dated January 6, 2003 and an amendment to such agreement dated April 7, 2003. The issuance was valued at $0.07 per share or $36,848. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of the Securities Act of 1933.

         On June 24, 2003, we issued a total of 2,000,000 shares of our common stock to Little Cobbler Corp. doing business as Stedman Walker Ltd. pursuant to an agreement for marketing services dated April 2003. The consulting services were for development of a business plan, budgets, capitalization structure and strategic plans. The issuance was valued at $0.08 per share or $160,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On June 24, 2003, we issued 500,000 shares to Christopher Knapp pursuant to an agreement for consulting and marketing services rendered to us. The issuance was valued at $.16 per share or $80,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 24, 2003, we issued 114,118 shares to Geraldine Cohen in partial settlement of a debt in the amount of $42,224. This issuance was valued at $.37 per share or $42,224. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 24, 2003, we issued a total of 500,000 shares of our common stock to Momentum Traders Network pursuant to an agreement for consulting services to develop a program for dissemination of our information. The issuance was valued at $0.08 per share or $40,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 24, 2003, we issued a total of 820,000 shares of our common stock to Marshall Kanner pursuant to an agreement for compensation for past and future services rendered. Mr. Kanner assisted us with certain aspects of restructuring including, but not limited to, negotiating our past due accounts payable. The issuance was valued at $0.07 per share or $57,400.

         On June 24, 2003, we issued 200,000 shares of our common stock to Peter Nasca pursuant to an agreement for settlement of obligations owed. The issuance was valued at $0.08 per share or $16,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 24, 2003, we issued 1,000,000 shares to SOS Resources pursuant to an agreement for consulting services rendered for corporate planning and business strategies. The issuance was valued at $0.07 per share or $70,000. Our shares were issued in reliance on the exemptions from registration provided by
Section 4(2) of the Securities Act of 1933.

         On June 24, 2003, we issued 10,000 shares to Ed Donato in lieu of a cash payment for consulting services provided to us. This issuance was valued at $.28 per share or $2,800. Our shares were issued in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

         On June 24, 2003, we issued 500,000 shares of our common stock to DML Marketing pursuant to an agreement for dissemination of information for the 1934 Exchange Act. The issuance was valued at $.09 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On July 18, 2003, we issued 572,093 shares to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld had loaned us $140,000 and 158,135 shares of this amount represented repayment of $35,000 of such amount. The additional 413,958 shares represented additional shares owed to Ms. Streisfeld. Therefore, the total issuance was valued at $159,187. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On September 15, 2003, we issued 185,185 shares of our common stock to Foster Sports, Inc. for advertising services provided to us. The issuance was valued at $.27 per share or $50,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

         On October 22, 2003, we issued 269,231 shares of our common stock to Elaine Streisfeld pursuant to a settlement agreement. Ms. Streisfeld loaned us $140,000 and this amount represented repayment of $35,000 of such amount. Therefore, the issuance was valued at $35,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On December 29, 2003, we issued 500,000 shares of our common stock to DML Marketing pursuant to an agreement for dissemination of information for the 1934 Exchange Act. The issuance was valued at $.09 per share or $45,000. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On December 29, 2003, we issued 100,000 shares of our common stock to Momentum Traders Network pursuant to an agreement for consulting services to develop a program for dissemination of our information. The issuance was valued at $ .08 per share or $8,000. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On December 29, 2003, we issued 20,000 shares of our common stock to Alpine Century Trading Corp. pursuant to an agreement for consulting services. The issuance was valued at $.09 per share or $1,800. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On December 29, 2003, we issued 400,000 shares of our common stock to Latitude Assets Investment Corp. pursuant to a promissory note. Latitude Assets Investment Corp. loaned us $135,000. The 400,000 shares represent repayment of the loan equaling $38,571.43. Therefore, the issuance was valued at $38,571.43 or $.096 per share.

         In January 2004, the Company issued 250,000 shares of its common stock in full settlement of amounts owed to a vendor for services previously rendered. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In February 2004, the financial advisory firm exercised their right, under the warrant, to purchase 342,160 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         In February 2004, the Company issued 204,110 shares of its common stock in settlement of amounts due, the Company issued 200,000 shares of its common stock in consideration of its convertible note payable with the investment company, 63,888 shares of its common stock to the President of the Company for compensation, issued 150,000 shares of its common stock as compensation for services provided by its directors, and issued 33,000 shares of its common stock for web design services provided. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In March 2004, Alpha exercised and received 178,571 shares of the Company's common stock related to their convertible note payable. In March 2004, the Company issued 275,000 shares of the Company's common stock to legal counsel and another professional. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In April 2004, the Company issued 100,000 shares of its common stock in full settlement of amounts owed to a former employee for services previously rendered. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In April and May 2004, the Company issued 201,213 shares of its common stock for full settlement of amounts owed to a consultant for services and future services in accordance with a new contract. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In May 2004, the Company issued 200,000 shares of its common stock in accordance with its agreement with a director as an additional incentive to become a director. The term of his directorship is for a 24-month term. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         In May 2004, the Company issued 75,000 shares of its common stock for full settlement of amounts owed to the consultant for services.

         In June 2004, an individual, Joan Ann Forniero, holding a $30,000 convertible promissory note requested that the full note and interest payable of $2,238 be converted into 302,251 shares of common stock in accordance with the notes provisions. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In July 2004, Alpha converted an additional $10,000 of its note for 142,857 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In July 2004, the Company issued 1,000,000 shares of its common stock to its President and CEO in satisfaction of $70,000 of loans to the Company. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         In July 2004, the Company issued 142,857 shares of its common stock to Alpha to convert $10,000 of its convertible notes. The conversion was requested in June 2004. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In August 2004, Cornell Capital Partners holders of convertible promissory notes had $11,831 of its promissory notes converted into 188,686 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In October 2004, Cornell Capital a holder of convertible promissory notes had $10,000 of its promissory notes converted into 214,133 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In December 2004, Cornell, holders of convertible promissory notes, converted $20,000 of its promissory notes into 422,466 shares of our common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In January 2005, the Company issued 747,044 of common stock to Gamma for the conversion of $25,000 of its promissory notes. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In January 2005, Cornell, holders of convertible promissory notes, had $10,000 of its promissory notes converted into 332,226 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In January 2005, Latitude, holders of convertible promissory notes, had $135,000 promissory notes converted into 5,500,000 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On January 6, 2005, we issued 747,044 shares of our common stock to Gamma Opportunity Capital Partners LP based on the conversion of $25,000 of a convertible promissory note. The issuance was valued at $25,000 or $.033467 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On January 14, 2005, we issued 1,300,000 shares of our common stock to Cervelle Group LLC based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $52,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares.

         On January 14, 2005, we issued 1,700,000 shares of our common stock to Siani North based on based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $68,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On January 14, 2005, we issued 1,000,000 shares of our common stock to Triple Crown Consulting based on based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $40,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On January 14, 2005, we issued 1,500,000 shares of our common stock to Knightsbridge Holdings LLC based on based on a settlement agreement with Latitude Asset Investment Corp. The issuance was valued at $60,000 or $.04 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On January 24, 2005, we issued 332,226 shares of our common stock to Cornell Capital Partners LP based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.03 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         From this point on, the share transactions are based upon CRGO, not CPLY

         On May 18, 2005, we issued a total of 107,580,930 shares of our common stock to four individuals, Jesse Dobrinsky, Scott Goodman, John Udell, and Jay Finkelstein, based on the Stock Purchase Agreement and Share Exchange dated May 12, 2005 between the Company and Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         In May 2005, Triple Crown Consulting, Inc. converted 25,000 shares of the Company's Series IV Convertible Preferred Stock into 10,000,000 shares of the Company's common stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On May 18, 2005, we issued 707,225 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $15,000 of a convertible promissory note. The issuance was valued at $15,000 or $.0212 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On May 31, 2005, we issued 825,206 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $11,000 of a convertible promissory note. The issuance was valued at $11,000 or $.01333 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 14, 2005, we issued an additional 132,018,204 shares of our common stock to four individuals, Jesse Dobrinsky, Scott Goodman, John Udell, and Jay Finkelstein, based on the Stock Purchase Agreement and Share Exchange dated May 12, 2005 between the Company and Cargo Connection Logistics Corp. and Mid-Coast Management, Inc. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On June 23, 2005, we issued 3,125,000 shares of our common stock to Alpha Capital AG based on the conversion of $50,000 of a convertible promissory note. The issuance was valued at $50,000 or $.016 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On July 18, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock for payment of penalties and interest. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On July 25, 2005, we issued 2,083,333 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0048 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On August 1, 2005, we issued 42,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On August 4, 2005 we issued 18,578,083 shares of our common stock to Alpha Capital AG based on the conversion of $75,000 of a convertible promissory note including interest. The issuance was valued at $75,000 or $.0040 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On August 4, 2005, we issued 25,000,000 shares of our common stock to Triple Crown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock including interest. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On August 4, 2005, we issued 7,783,084 shares of our common stock to Alpha Capital AG based on the conversion of $30,000 of a convertible promissory note. The issuance was valued at $30,000 or $.003855 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On August 4, 2005, we issued 399,799 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $2,065.54 of a convertible promissory note. The issuance was valued at $2,065.54 or $.0053 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On August 16, 2005, we issued 1,500,000 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $18,156 of a convertible promissory note. The issuance was valued at $18,156 or $.0121 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On August 19, 2005, we issued 25,000,000 shares of our common stock to Triplecrown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On September 6, 2005, we issued 546,218 shares of our common stock to Advantage Fund I, Inc. based on the conversion of $6,500 of a convertible promissory note. The issuance was valued at $6,500 or $.0119 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On September 6, 2005, we issued 546,218 shares of our common stock to Advantage Capital Development Corp. based on the conversion of $6,500 of a convertible promissory note. The issuance was valued at $6,500 or $.0119 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On September 14, 2005, we issued 1,818,182 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $20,000 of a convertible promissory note. The issuance was valued at $20,000 or $.0110 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On September 14, 2005, we issued 25,000,000 shares of our common stock to Triplecrown Consulting, Inc. and its assignees based on the conversion of 12,500 shares of Series IV Convertible Preferred stock.

         On October 3, 2005, we issued 2,702,702 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $20,000 of a convertible promissory note. The issuance was valued at 20,000 or $.0074 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On November 7, 2005, we issued 3,681,908 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $25,957 of a convertible promissory note. The issuance was valued at $25,957 or $.0070 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On November 15, 2005, we issued 736,382 shares of our common stock to Montgomery Equity Partners, Inc. as consideration for damages incurred for failure to issue shares pursuant to a convertible promissory note in a timely manner. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On November 21, 2005, we issued 5,244,707 shares of our common stock to Alpha Capital AG based on the conversion of $25,000 of a convertible promissory note. The issuance was valued at $25,000 or $.0048 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On January 6, 2006, we issued 4,566,210 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0022 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On January 9, 2006, we issued 2,705,628 shares of our common stock to Advantage Capital Development Corp based on the conversion of $5,000 of a convertible promissory note. The issuance was valued at $5,000 or $.0018 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On January 9, 2006, we issued 4,032,258 shares of our common stock to Advantage Fund I, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0025 per share. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.

         On January 19, 2006, we issued 3,436,426 shares of our common stock to Montgomery Equity Partners, Inc. based on the conversion of $10,000 of a convertible promissory note. The issuance was valued at $10,000 or $.0029 per share. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.


         On February 2, 2006, we issued 8,230,452 shares of our common stock to Advantage, based on the conversion of $20,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On February 2, 2006, we issued 3,541,666 shares of our common stock to Advantage Capital, based on the conversion of $8,500 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On February 2, 2006, we issued 8,230,452 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On February 8, 2006, we issued 5,249,344 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On February 16, 2006, we issued 8,264,463 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On February 27, 2006, we issued 11,509.993 shares of our common stock to Montgomery, based on the conversion of $20,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On March 1, 2006, we issued 3,496,503 shares of our common stock to Advantage Capital, based on the conversion of $10,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On March 1, 2006, we issued 8,710,801 shares of our common stock to Advantage, based on the conversion of $25,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On March 3, 2006, we issued 8,064,516 shares of our common stock to Montgomery, based on the conversion of $25,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On March 7, 2006, we issued 6,053,269 shares of our common stock to Montgomery, based on the conversion of $25,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On March 10, 2006, we issued 4,180,602 shares of our common stock to Advantage, based on the conversion of $25,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On May 4, 2006, we issued 1,562,500 shares of our common stock to Montgomery, based on the conversion of $10,000 of a convertible promissory note. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

         On July 5, 2006, we issued 8,000,000 shares of our common stock to Montgomery, based upon the conversion of $20,000 of a secured debenture. Our shares were issued in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.


EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
4.1 (1)           Company 2005 Stock Incentive Plan

5.1 (5)           Opinion re: legality

10.1 (2) Stock Purchase Agreement and Share Exchange by and among Championlyte Holdings, Inc., the Company and Mid-Coast Management, Inc. effective May 10, 2005

10.2 (3) Securities Purchase Agreement dated December 28, 2005, by and between the Company and Montgomery Equity Partners, Ltd.

10.3 (3) Secured Convertible Debenture in the amount of $1,750,000 dated December 28, 2005

10.4 (3) Investor Registration Rights Agreement dated December 28, 2005, by and between the Company and Montgomery Equity Partners, Ltd.

10.5 (3)          Warrant for 2,000,000 shares dated December 28, 2005

10.6 (3) Security Agreement dated December 28, 2005, by and between the Company and Montgomery Equity Partners, Ltd.

10.7 (3) Escrow Agreement dated December 28, 2005, by and among the Company, Montgomery Equity Partners, Ltd. and David Gonzalez, Esq.

10.8 (3) Subsidiary Security Agreement dated December 28, 2005, by and among the Company, Mid-Coast Management, Inc. and Montgomery Equity Partners, Ltd.

10.9 (7) Agreement of Lease, dated March 10, 2001, by and between CDI Management, Inc. and Cargo Connection Logistics Corp.

10.10 (7)         Commercial Lease Contract, dated October 22, 2003, by and
                  between M.D. Hodges Enterprises, Inc. and Cargo Connection
                  Logistics Corp.

10.11 (7)         Lease, dated October 12, 2004, by and between Ralston
                  Industries, Inc. and Mid-coast Management, Inc.

10.12 (7)         Agreement of Lease, dated February 16, 2004, by and between
                  CDI Management, Inc. and Mid-coast Management, Inc.

10.13 (7)         Industrial Multi-Tenant Lease, dated September 30, 2004, by and between AMB HTD-Beacon Centre, LLC and Cargo Connection
                  Logistics Corp.

10.14 (7)         Commercial Lease Agreement, dated January 31, 2005, by and between MP Cargo ORD Property, LLC and Underwing
                  International, LLC

14.1 (7)          Code of Ethics

23.1 (4)          Consent of Friedman LLP

23.2 (6)          Consent of Kirkpatrick & Lockhart Nicholson Graham LLP

----------
(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 1, 2005

(2) Incorporated by reference to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2005

(3) Incorporated by reference to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2006

(4)   Provided herewith.

(5)   To be filed by amendment.

(6)   Included in Exhibit 5.1.

(7) Incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 14, 2006

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on July 18, 2006.

Date: July 18, 2006     CARGO CONNECTION LOGISTICS HOLDINGS, INC.

                        By:    /s/ Jesse Dobrinsky
                               ------------------------
                        Name:  Jesse Dobrinsky
                        Title: President, Chief Executive Officer and Director

                        By:    /s/ Scott Goodman
                               ------------------------
                        Name:  Scott Goodman
                        Title: Chief Financial Officer, Principal Accounting
                               Officer, Chief Operating Officer and Director

         In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                  Title                                               Date
---------                                  -----                                               ----
/s/ Jesse Dobrinsky                        President, Chief Executive Officer and              July 18, 2006
------------------------------------       Director
Jesse Dobrinsky


/s/ Scott Goodman                          Chief Financial Officer, Principal Accounting       July 18, 2006
------------------------------------       Officer, Chief Operating Officer and Director
Scott Goodman